UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SEMBLE, INC.

(Exact name of registrant as specified in its charter)

Nevada	6199	38-3854202
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

188—106th Avenue NE

Suite 650

Bellevue, WA 98004

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Parsons/Burnett/Bjordahl/Hume, LLP

1850 Skyline Tower

10900 NE 4th Street

Bellevue, WA 98004

(425) 451-8036

(425) 451-8568

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company	Smaller Reporting Company	☒

Title of each class of securities to be registered	Amount to be registered	Proposed maximum Offering price per unit	Proposed maximum aggregate Offering price (2)	Amount of registration fee
Semble, Inc. Non-Recourse Borrower Payment Dependent Notes (1)	$100,000,000	–	-	$11,460.00

(1)  The Securities hereby consist of Semble, Inc.’s (the “Registrant” or “Semble”) Non-Recourse Borrower Payment Dependent Notes (the “Notes”) which consist of the obligations of Semble to pay its lender members the stated principal and interest, less servicing fees, and to provide administrative, clerical, recordkeeping, due diligence, payment processing, collection and other services with respect to the Notes, pursuant to that certain Lender Registration Agreement between the Registrant and the holders of the Notes from time to time, as more fully described in the Prospectus included within this registration statement.  The Registrant is not obligated to pay principal and interest on the Notes unless it receives payments of principal and interest on the borrower notes that correspond to the respective Note(s) purchased by the lender members.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED ______________________________

SEMBLE, INC.

$100,000,000 Non-Recourse Borrower Payment Dependent Notes

This is a public Offering to lender members of Semble, Inc., or Semble, of up to $100,000,000 in principal amount of Semble Non-Recourse Borrower Payment Dependent Notes, or “Notes.”

We will issue the Notes in a series, with each series of Notes dependent for payment on payments we receive on a specific borrower loan described in a listing posted on our peer-to-community online platform, which we refer to as our “platform.”  All listings on our platform are posted by borrower members of Semble requesting commercial loans on behalf of a not for profit organization, which we refer to as “borrower loans.”

Important terms of the Notes include the following, each of which is described in detail in this Prospectus:

●

Our obligation to make payments on a Note will be limited to an amount equal to the lender member’s pro rata share of amounts we receive with respect to the corresponding borrower loan for that Note.  We do not guarantee payment of the Notes or the corresponding borrower loans although the lender members, in a respective series of Notes, will each have the right to receive their pro-rata share of any proceeds received by Semble as a result of any foreclosure on security pledged by a borrower to secure that borrower’s payment on their borrower loan related to the lender member’s series of Notes.  Payments from borrower members will be allocated first to interest and then to principal in accordance with the terms of the note evidencing the borrower’s loan.  If the note evidencing the borrower’s loan calls for interest only payments for a period of time then the lender members will receive only their pro-rata share of the interest payments until such time as the borrower member begins making payments of principal.

●	The Notes are special, limited obligations of Semble only and are not obligations of the borrowers under the corresponding borrower loans.
●

The Notes will bear interest from the date of issuance at the rate stated therein, have a fixed rate, be payable monthly and have an initial maturity of three (3) to seven (7) years from issuance, which we may change from time to time.

●	A lender member’s recourse will be extremely limited in the event that borrower information is inaccurate for any reason.

We will offer Notes to our lender members at 100% of their principal amount.  The Notes will be offered only through our website, and there will be no underwriters or underwriting discounts.

The Notes will be issued in electronic form only and will not be listed on any securities exchange.  The Company intends to, at some point in the future, establish a trading platform to allow lender members to transfer the Notes.  However, there are no guarantees that Semble will establish such a trading platform for the Notes or that if such a trading platform is established that a market for Notes will develop.  As such the Notes will not initially be transferable and may never be transferable by lender members and therefore lender members must be prepared to hold their Notes to maturity.

This Offering is highly speculative and the Notes involve a high degree of risk.  Investing in the Notes should be considered only by persons who can afford the loss of their entire investment.  See “Risk Factors” on page 12.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is _____, 2012

ABOUT THIS PROSPECTUS

5

PROSPECTUS SUMMARY

6

About the Platform

6

Corporate Information

8

THE OFFERING

8

RISK FACTORS

12

FORWARD-LOOKING STATEMENTS

25

USE OF PROCEEDS

26

PLAN OF DISTRIBUTION

26

FINANCIAL SUITABILITY REQUIREMENTS

26

ABOUT THE PLATFORM

26

SUMMARY OF MATERIAL AGREEMENTS

35

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

43

BUSINESS

48

GOVERNMENT REGULATION

52

MANAGEMENT

53

EXECUTIVE COMPENSATION

55

TRANSACTIONS WITH RELATED PERSONS

55

PRINCIPAL SECURITYHOLDERS

55

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS  56

LEGAL MATTERS

59

EXPERTS

59

FINANCIAL STATEMENTS

59

ABOUT THIS PROSPECTUS

This Prospectus describes our Offering of our Non-Recourse Borrower Payment Dependent Notes, or “Notes.”  This Prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”).  This Prospectus and the registration statement of which it forms a part are reliable only as of the date of this Prospectus.  We will supplement this registration statement from time to time as necessary and as described below.

Unless the context otherwise requires,  the terms “Semble,” “the Company,” “our company,” “we,” “us” and “our” used in this Prospectus to refer to Semble, Inc., a Nevada corporation.

Following the date of this Prospectus, we plan to offer Notes continuously, and we expect that listings and sales of Notes will occur on a regular basis through the operation of our platform.  Prior to posting borrower loan listings on our platform, we will file a Prospectus supplement with the SEC containing key information set forth in the borrower listing.  After the Prospectus supplement is filed with the SEC and posted on our website, we will post the borrower loan listing on our platform and offer to sell a series of Notes which will be dependent for payment on payments we receive on that listed borrower loan.  No later than two business days after the date a borrower loan listing closes and a series of Notes is sold, we will file a Prospectus supplement with the SEC describing the aggregate principal balance, key borrower loan information set forth on the listing page for that series of Notes in tabular form, the maturity date and interest rate.  These Prospectus supplements, which we refer to as “listing and lending reports,” will provide information about the Note or series of Notes offered for sale on our website that will correspond to the information contained in the corresponding borrower loan listing for that Note or series of Notes.  Except for the initial listing and sales reports, for which no previous Notes sales will have occurred, as described above, each listing and sale report may also set forth the final terms of each series of Notes sold on our platform.

We will prepare Prospectus supplements to update this Prospectus for other purposes, such as to disclose changes to the terms of our Offering of the Notes, provide quarterly updates of our financial and other information included in this Prospectus and disclose other material developments.  We will file these Prospectus supplements with the SEC pursuant to Rule 424(b) and post them on our website.  When required by SEC rules, such as when there is a “fundamental change” in our Offering or the information contained in this Prospectus, or when an annual update of our financial information is required by the Securities Act or SEC rules, we will file post-effective amendments to the registration statement of which this Prospectus forms a part, which will include either a Prospectus supplement or an entirely new Prospectus to replace this Prospectus.  We currently anticipate that post-effective amendments will be required, among other times, when we change material terms of the Notes offered through our platform.  We currently expect that these changes will be disclosed in Prospectus supplements posted on our website at the time of filing of the post-effective amendment, rather than through complete revisions to this Prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the SEC in connection with this Offering.  In addition, upon the effectiveness of our registration statement, we will be required to file annual, quarterly and current reports and other information with the SEC.  You may read and copy the registration statement and any other documents we have filed at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.  Our SEC filings are also available to the public at the SEC’s Internet site at http://www.sec.gov.

This Prospectus is part of the registration statement and does not contain all of the information included in the registration statement and the exhibits, schedules and amendments to the registration statement.  Some items are omitted in accordance with the rules and regulations of the SEC.  For further information with respect to us and the Notes, we refer you to the registration statement and to the exhibits and schedules, if any, to the registration statement filed as part of the registration statement.  Whenever a reference is made in this Prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this Prospectus.  You should read the following summary together with the more detailed information appearing in this Prospectus, including our financial statements and related notes, and the risk factors beginning on page 12, before deciding whether to purchase our Notes.

Semble provides a peer-to-community online lending platform, which we refer to as our “platform,” that enables its borrower members to borrow money and its lender members to purchase Notes issued by Semble, the proceeds of which facilitate the funding of specific loans made to borrower members.

About the Platform

Our platform is an online marketplace that permits our lender members to review borrower loan request listings and to purchase Notes from Semble that are dependent for payment on payments we receive on the corresponding borrower loans described in the listings.  All listings on our platform are posted by borrower members of Semble requesting commercial loans on behalf of a not for profit organization, which we refer to as “borrower listings” or “listings” and “borrower loans,” respectively.  We refer to Semble’s respective borrower members as “borrowers.”  Borrowers must be not for profit organizations.

Each listing sets forth the desired loan amount, offered interest rate, borrower governing documents, up to three (3) years of tax filings and financial statements, a repayment plan, property tax statements, collateral property descriptions, property valuation documentation and such other information and documentation as may be required by Semble and/or the lender members.  Borrower listings may also include real property photos and the borrower’s narrative description of the intended use of the loan proceeds.  Listings are displayed publicly on our platform.

The Notes.  Our lender members will have the opportunity to buy Non-Recourse Borrower Payment Dependent Notes issued by Semble, which are dependent for payment on payments we receive on the corresponding borrower loan.

Lender members access our platform to review borrower listings and make purchase commitments for Notes that are dependent for payment on payments we receive on the corresponding borrower loan for that series.  The lender members who purchase the Notes will designate that the sale proceeds be applied to facilitate the funding of the corresponding borrower loan listed on our platform.  The Notes will be special, limited obligations of Semble only and not obligations of any borrower.

The Notes are unsecured and holders of the Notes do not have a direct security interest in the corresponding borrower loans or the general proceeds of those corresponding borrower loans.  If Semble were to become subject to a bankruptcy or similar proceeding, we have entered into a back-up servicing agreement with a loan servicing company that is willing and able to take over servicing responsibilities in the event we can no longer service the loans.  This third party is a financial services company with extensive experience and knowledge as a successor loan servicer.  Following five business days’ prior written notice from us or from the indenture trustee for the Notes, the loan servicing company will begin servicing the member loans. If our agreement were to be terminated, we would seek to find a replacement with another backup servicer.  If the underlying loans are determined to be part of the Semble’s bankruptcy estate, the loan servicing company may not be able to make payments on the Notes.  To limit the risks to Note holders in the event of Semble’s insolvency, Semble will grant the trustee under the indenture for the Notes, referred to as the “indenture trustee,” a security interest in Semble’s right to payment under, and all proceeds received by Semble on, the corresponding borrower loans, and any collateral used as security therefore, and in the bank account in which the borrower loan payments are deposited.  The indenture trustee may exercise its legal rights to the collateral only if an event of default has occurred under the indenture, which would include Semble becoming subject to a bankruptcy or similar proceeding.  See “Risk Factors—Risks Related to Semble, Our Platform and Our Ability to Service the Notes.”

Semble will pay principal and interest, on each Note in a series, in an amount equal to each such Note’s pro rata portion of the principal and interest payments, if any, Semble receives on the corresponding borrower loan funded by the proceeds of that series of Notes, net of Semble’s up to 5.00% lender member paid service charge on interest-related payments.  To clarify, this servicing fee is deducted from the interest portion of a borrower loan installment payment received by Semble prior to Semble transferring, to each holder of Notes in the corresponding series, the holders pro-rata portion of the borrower loan installment payment.    The ability to reduce this applied servicing fee across the series of Notes connected to the borrower loan is at the sole discretion of Semble.  Semble will pay lender members any other amounts Semble receives on each corresponding borrower loan, including late fees and prepayments, subject to the servicing fee, except that Semble will not pay to lender members any non-sufficient funds fees for failed borrower payments or collection related fees we or a third-party my charge.

In the event we breach any of our representations and warranties in the lender registration agreement pertaining to the Notes, and such breach materially and adversely affects a series of Notes, we will either indemnify the lender members, repurchase that series of Notes or cure the breach.  See “About the Platform—Semble’s Note Repurchase and Indemnification Obligations.”  See “About the Platform—Semble’s Note Repurchase and Indemnification Obligations.”

Borrower Loans.  Our platform allows our borrower members to request loans by posting listings on the platform indicating a requested loan amount, the interest rate they are willing to pay, the term of the loan, and the borrower’s proposed repayment plan for the loan.  In setting the interest rate, referred to as the “offered interest rate,” the only limitation to the borrower member is that the rate cannot be lower than 100 basis points above the then applicable Federal Rate, referred to as the “AFR”, which is published monthly by the IRS.  In accordance with section 1274(d) of the Internal Revenue Code, interest rates on loans must be above the AFR for the loan to be considered a taxable event and not a gift by the IRS, which could result in imputed taxable interest.  All borrower loans will be secured obligations of not for profit borrower members with a fixed interest rate and a loan term currently set at three to seven years.  All borrower loans will have specified minimum principal amounts of no less than $50,000.  Lender members may access our platform, review borrower listings and commit to purchasing Notes, in an amount and at an interest rate they choose.  The lender is able to select a rate between the offered interest rate (net of servicing fees) and the AFR.  We refer to the interest rate selected by the lender as the “lender set rate”.  One hundred percent (100%) of the proceeds received by Semble from the sale of the Notes in the series will be used to fund the borrower listing identified by the lender member and associated with the Notes in the series committed to by the lender member.  Semble’s fee schedule and the borrower’s intended use of proceeds related to the listing will be available for viewing by lender members; a portion of the proceeds may go to pay the origination fee and other closing costs associated with the borrower member’s loan.

All borrowers must pass an initial review which verifies the borrower’s identity, legal organization and good standing, tax-exempt public charity status (if such status is claimed), and that all initial required documents have been provided.  Further, the borrower is responsible for answering questions and disclosing any relevant details pertaining to their ability to repay the proposed loan prior to any requested listing being posted on Semble’s website.  After a listing is posted on Semble’s website, Semble will perform general and basic due diligence which shall consist of verifying the borrower’s authority to enter into the loan transaction and provide the intended security for the loan, title review, and that all remaining required loan listing documentation for closing has been submitted by the borrower. This general due diligence is normally done after the listing has been created but before the loan is funded, and therefore the results of our verification are not reflected in the borrower listings at the beginning.  NOTE: Semble’s basic review of information is not comprehensive and should not be the sole due diligence relied upon by a lender member who should consult with their own legal, accounting, investment and other professional advisors.  While it is intended to uncover misrepresentations by the borrower member, there are no assurances that the information provided is true and an accurate indicator of the borrower’s financial state.

Borrower loans will be serviced by Semble.  For any non-performing borrower loans, Semble intends to continue servicing such loans and work with the borrower to get the loan back in “good-standing” and possibly attempt, if necessary, to reach a mutually acceptable restructure of the borrower loan.  Herein referred to as “mutual acceptance”, as related to any borrower loan restructuring, mutual acceptance requires the approval of the each lender member that purchased Note(s) in the series corresponding to the borrower loan.  To clarify, to achieve mutual acceptance there must be unanimous approval of the restructure by the borrower, Semble and corresponding Note holder(s).  In the event any corresponding Note holder does not approve of the proposed restructure, to move forward with said restructure would require that the non-consenting Note holder(s) have their Note(s) purchased, for an amount not to exceed the then current amount of outstanding principal and accrued but unpaid interest, by the borrower, Semble or a third-party.  Although Semble may choose to redeem one or more Note(s) held by non-consenting Note holder(s), it shall be under no obligation to do so.

Corporate Information

We were incorporated in the State of Nevada in September, 2011, and our principal executive offices are located at 188 – 106th Avenue NE, Suite 650, Bellevue, WA 98004.  Semble’s telephone number at this location is (877) 973-6253. Semble’s website address is www.semble.com.  The information contained on our website is not incorporated by reference into this Prospectus.

We are a development stage company and as such we have no historical operational or financial results or data for investors or borrowers respectively to rely upon in deciding whether to invest in our Notes or to post a listing for a loan that if obtained will be purchased and serviced by us.  Our platform will not be made operational until after the effective date of the S-1 Registration Statement of which this Prospectus forms a part.

THE OFFERING

Issuer	Semble, Inc.

Securities offered	Semble Non-Recourse Borrower Payment Dependent Notes, or “Notes,” issued in series, with each series dependent for payment on payments Semble receives on a specific borrower loan.

Offering price	100% of principal amount of each Note.

Initial maturity date	Maturities currently are for three to seven years and match the maturity date of the corresponding borrower loan.

Final maturity date/Extension of maturity date

The final maturity date of each Note is the date that is two years after the initial maturity date.  Each Note will mature on the initial maturity date, unless any principal or interest payments in respect of the corresponding borrower loan remain due and payable to Semble upon the initial maturity date, in which case the maturity of the Note(s) in the series corresponding to the still outstanding borrower loan will be automatically extended to the final maturity date.  If there are any amounts under the corresponding borrower loan still due and owing to us after the final maturity date, we will have no further obligation to make payments on the Notes of the series even if we receive payments on the corresponding borrower loan after the final maturity date.  However, a borrower loan may never reach the final maturity date because we may, subject to our servicing standard, have to amend, modify, or charge-off the borrower loan.

Note Interest rate

Each Note in a series will have a stated, fixed interest rate.  Individual Notes within a series may have varying interest rates.  The interest rate charged to borrower members on their loans will be the weighted average of the interest rate(s) contained among the Notes within the corresponding series.  Holders of Notes will receive their pro-rata share of payments of principal and interest received by Semble on the borrower loan corresponding to the Series of Notes, with the payments of interest to the Note holders being net of Semble’s servicing fee.

Setting interest rate for Notes

Interest rates vary among the series of Notes and within a series of Notes.  Interest rates borrowers pay and the interest rates set forth in the Notes are determined prior to Semble selling any Notes or the origination of any borrower loan. Borrowers, within the borrower listing, will indicate the maximum interest rate they are willing to pay, which we refer to as the “offered interest rate.”  Lender members will then review the borrower listings and commit to purchase Notes at a rate equal to the offered interest rate, net of service fees, or at a lower interest rate, also net of service fees.  We refer to this lender determined rate, which is the same as or less than the offered interest, rate as the “lender set rate.”  If the lender member commits to purchase a Note(s), that lender member will receive their lender set rate on the Note(s) purchased, net of servicing feesIf a listing receives Note purchase commitments in an aggregate amount in excess of  the full amount of the requested borrower loan, then the lender member commitments will be prioritized according to any pre-existing relationship between the borrower member and lender member and also (as needed) based upon the lender set rate committed to by the lender member.  Lender members having a pre-existing relationship with the borrower member will be given priority over lender members with no such pre-existing relationship.  In the event there are not sufficient commitments from lender members with a pre-existing relationship then enough commitments from lender members without a pre-existing relationship will be accepted in sufficient amounts to fully fund the borrower requested loan with priority given to those lender member commitments with the lowest lender set interest rates.  In the event the commitments from lender members with a pre-existing relationship are in excess of the borrower requested loan amount then priority will be given to those commitments with the lowest lender set rate.   See “About the Platform—How to Purchase Notes.”

Payments on the Notes

We will pay principal and interest on any series of Notes purchased by lender members in an amount equal to the pro rata portion of the principal and interest payments, if any, we receive on the corresponding borrower loan, net of servicing fees.  Any payments received by us on a borrower loan will be first applied to pay interest on Notes corresponding to that borrower loan which includes the servicing fee charged on interest-related payments, then to any outstanding fees due, and finally to principal on the Notes corresponding to that borrower loan.  Some borrowers may propose a payment plan that provides for interest only payments for part or all of the term of the loan.  In the event the borrower’s repayment plan provides for interest only payments, for some or all of the term of the loan, the lender members who purchase Note(s) related to that borrower loan will receive only payments of interest on their Note(s) until such time as the borrower makes payments of principal on the borrower’s loan.  Each Note will provide for monthly payments over a term equal to the corresponding borrower loan.  The payment dates for the Notes will fall on the sixth day after the due date for each installment payment on the corresponding borrower loan.  See “Summary of Material Agreements—Indenture as Form of Notes” for more information.

Borrower loans

Lender members will designate Semble to apply the proceeds from the sale of each series of Notes to Semble's origination of the corresponding borrower loan.  Each borrower loan is a commercial loan made to a not for profit organization, known as the borrower member.  Borrower loans currently have a term of between three and seven years.  While subject to change from time to time, the borrower members may request loans with principal amount starting at $50,000, with no limit on the maximum loan size.   Borrower loans are repayable in monthly installments and are secured by real property (which Semble’s security interest may be subordinated).  Borrower loans may be repaid at any time by borrower members without prepayment penalty.  Prior to posting any new borrower listing, all borrowers must pass an initial review which verifies the borrower’s identity, legal organization and good standing, tax-exempt public charity status (if such status is claimed), and that all initial required documents have been provided.  Further, the borrower is responsible for answering questions and disclosing any relevant details pertaining to their ability to repay the proposed loan prior to any requested listing being posted on Semble’s website.  After a listing is posted on Semble’s website, Semble will perform general and basic due diligence which shall consist of verifying the borrower’s authority to enter into the loan transaction and provide the intended security for the loan, title review, and that all remaining required loan listing documentation for closing has been submitted by the borrower. This general due diligence is normally done after the listing has been created but before the loan is funded, and therefore the results of our verification are not reflected in the borrower listings at the beginning of the listing period.  NOTE: Semble’s basic review of information is not comprehensive and should not be the sole due diligence relied upon by a lender member who should consult with their own legal, accounting, investment and other professional advisors.  While it is intended to uncover misrepresentations by the borrower member, there are no assurances that the information provided is true and an accurate indicator of the borrower’s financial state. Following the loan origination, Semble is responsible for servicing the borrower loans. See “About the Platform” for more information.

Security Interest—Ranking

The Notes will not be contractually senior or contractually subordinated to any other indebtedness of Semble.  All Notes will be unsecured special, limited obligations of Semble.  The Notes do not restrict Semble’s incurrence of other indebtedness or the grant or imposition of liens or security interests on the assets of Semble and holders of the Notes do not have a direct security interest in the corresponding borrower loan or the proceeds of that loan.  Accordingly, in the event of a bankruptcy or similar proceeding of Semble, the relative rights of a holder of a Note, as compared to the holders of unsecured indebtedness of Semble are uncertain.  To limit the risk of Semble’s insolvency, Semble will grant the indenture trustee a security interest in Semble’s right to payment under, and all proceeds received by Semble on, the corresponding borrower loans and in the bank account in which the borrower loan payments are deposited.  The indenture trustee may exercise its legal rights to the collateral only if an event of default has occurred under the indenture, which would include Semble becoming subject to a bankruptcy or similar proceeding.  See “Risk Factors—Risks Related to Semble, Our Platform and Our Ability to Service the Notes” for more information.

Servicing fees and Other Charges

Semble receives a servicing fee equaling up to 5% of the interest payment portion the borrower loan installment payments we receive.  This servicing fee is deducted from the interest portion of any borrower loan installment payment received as it is passed through to the holders of the Notes corresponding to the borrower loan.  The ability to reduce this applied service fee across the series of Notes connected to the borrower loan is at the sole discretion of Semble and may vary for each series of Notes.  Listings set forth the servicing fee charged by Semble. Because servicing fees reduce the effective yield to lenders, lender members are able to view both the offered interest rates by borrowers and also the “effective” interest rate which would be earned by the lender member if the lender member purchased a Note containing that member’s lender set rate.

Any non-sufficient funds fees charged to a borrower’s account will be retained by Semble as additional servicing compensation. In the event a borrower loan is in default for any reason, Semble intends to, for the 90 day period following default, maintain servicing responsibilities associated with collecting past-due payments from borrower and facilitating any mutual acceptance process for any proposed loan restructuring.  Following the expiration of the initial 90 day period, if the loan remains in default and no restructuring has been agreed to, Semble intends to manage the formal collection process including the initiation legal action and/or foreclosure on pledged collateral, if needed.  Semble or a third-party collection agency may charge a collection fee which could be as much as 5% of any amounts that are obtained, in addition to any legal fees and collection expenses incurred in the collection effort.  These fees, while assessed to the principal balance of the borrower loan, could correspondingly reduce the amounts of any payments lender members receive on the Notes since they are paid first out of any collection proceeds.  Such fees are not reflected in the yield percentage displayed in listings.  We will pay lender members any late fees we receive on borrower loans.

Use of proceeds

100% of the proceeds received by Semble from the sale of each series of Notes will be used to fund the corresponding borrower loan.  Semble’s fee schedule and the borrower’s intended use of proceeds related to the listing will be available for viewing by lender members; a portion of the proceeds may go to pay the origination fee and other closing costs associated with the borrower member’s loan.

Electronic form and transferability

The Notes will be issued in electronic form only and will not be listed on any securities exchange.  The Company intends to, at some point in the future, establish a trading platform to allow lender members to transfer the Notes.  However, there are no guarantees that Semble will establish such a trading platform for the Notes or that if such a trading platform is established that a market for Notes will develop.  As such the Notes will not initially be transferable and may never be transferable by lender members and lender members must be prepared to hold their Notes to maturity.    See “About the Platform—Note Trader Platform” for more information.

U.S. federal income tax consequences

Although the matter is not free from doubt, we intend to treat the Notes as our debt instruments that have original issue discount (“OID”) for U.S. federal income tax purposes. Accordingly, if you hold a Note, you will be required to include OID currently as ordinary interest income for U.S. federal income tax purposes (which may be in advance of interest payments on the Note) if the Note has a maturity date of more than one year, regardless of your regular method of tax accounting.  You should consult your own tax advisor regarding the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership, and disposition of the Notes (including any possible differing treatments of the Notes).  See “Material U.S. Federal Income Tax Considerations” for more information.

Financial suitability

Some states may impose, upon lender members residing in the respective state, financial suitability standards and maximum investment limits.  Any such standards and limits may be different from state to state and lender members residing in any state that imposes such standards and limits will need to comply with their state’s requirements prior to being allowed to purchase a Note from Semble.  If and as Semble qualifies to sell Notes in the various states, any financial suitability standards and investment limits imposed by such states will be set forth in amendments to this Prospectus.

Lender members should be aware that we may apply more restrictive financial suitability standards or maximum investment limits to residents of certain states.  If established, before making commitments to purchase Notes, each lender member will be required to represent and warrant that he or she meets these minimum financial suitability standards and maximum investment limits.  See “Financial Suitability Requirements” for more information.

RISK FACTORS

Our Notes involve a high degree of risk.  You should carefully consider the risks described below before making a decision to invest in the Notes.  If any of the following risks actually occurs, you might lose all or part of your investment in the Notes.  You should also refer to the individual borrower profiles and borrower financial information provided on our platform.

Risks Related to Borrower Default

The Notes are risky and speculative investments for suitable investors only.

You should be aware that the Notes offered through our platform are risky and speculative investments.  The Notes are special, limited obligations of Semble and depend entirely on payments to Semble of obligations of borrower members under the corresponding borrower loans.  Notes are suitable only for lender members of adequate financial means.  If you cannot afford to lose the entire amount of your investment in the Notes you purchase, you should not invest in the Notes.  In addition, you should not assume that a Note is an appropriate investment for you simply because it corresponds to a borrower loan listed on our platform.

Payments on the Notes depend entirely on payments we receive on corresponding borrower loans.  If a borrower fails to make any payments on the corresponding borrower loan related to your Note, you will not receive any payments on your Note.

We will only make payments pro rata on a series of Notes after we receive a borrower’s payment on the corresponding borrower loan, net of our servicing fees.  We will not pay lender members any non-sufficient funds fees or collection fees we or a third-party collection agency may charge.  Under the terms of the Notes, if we do not receive payments on the corresponding borrower loan, you will not receive any payments on your Note.

Information supplied by borrowers may be inaccurate or intentionally false.

Borrower members will supply a variety of information regarding the requested borrower loan including, but not necessarily limited to: the purpose of the loan, legal organization and authorization documentation, financial condition, collateral title reports, repayment plan, tax-exempt status and other relevant information that is included in the borrower loan listings on our website.  Although Semble performs basic and general due diligence on every borrower and borrower listing such due diligence is not complete and may not uncover inaccurate or intentionally false information provided by borrowers.  Semble borrowers may misrepresent their intentions for the use of borrower loan proceeds.  Semble does not verify any statements by Semble borrowers as to how loan proceeds are to be used, and does not confirm after loan funding how loan proceeds were used.  That said, for use of proceeds that are related to the purchase of real estate or refinance of loans that are shown on title and from time to time when the borrower is paying off other obligations that may not show on title but payoff instructions are provided, instead of releasing funds to the borrower, said funds will be sent directly to the intended receiving party as outlined in the use of proceeds and authorized by borrower.

The Notes are special, limited obligations of Semble only and are not directly secured by any collateral or guaranteed or insured by any third party.

The Notes will not represent an obligation of borrowers or any other party except Semble, and are special, limited obligations of Semble.  The Notes are not directly secured by any collateral and are not guaranteed or insured by any governmental agency or instrumentality or any third party.  Although Semble will grant the indenture trustee a security interest in Semble’s right to payment under, and all proceeds received by Semble on, the corresponding borrower loans and in the bank account in which the borrower loan payments are deposited, the Note holders do not have a direct security interest in the borrower loans or the right to payment thereunder.

The borrower loans will be secured by collateral but you must rely on Semble or a third-party collection agency to pursue collection against any borrower.

Borrower loans are secured obligations of borrower members but they will not likely be guaranteed or insured by any third party or backed by any governmental authority in any way.  Semble or a designated third-party collection agency, should we choose to engage one, may be limited in its ability to collect on borrower loans.  Moreover, borrower loans are obligations of borrowers to Semble not obligations to the holders of Notes.  Holders of the Notes will have no recourse to the borrower members and no ability to pursue borrowers to collect payments under borrower loans or to realize upon any collateral pledged to secure the payment of any borrower loans.  Holders of the Notes may look only to Semble for payment of the Notes.  Furthermore, if a borrower fails to make any payments on the borrower loan, the holder of the Notes corresponding to that borrower loan will not receive any payments on their Notes.  The holder of such Notes will not be able to pursue collection against the borrower.

Some borrowers may use our platform to defraud lender members, which could adversely affect your ability to recoup your investment.

We perform basic and general due diligence on each borrower member and each borrower listing.  Although we use diligent efforts in this regard, our due diligence does not purport to be comprehensive and there is a risk that our due diligence could fail and fraud may occur.  In addition, borrower members may misrepresent their intentions regarding the purpose of the borrower loan or in other information contained in borrower listings.  While we will repurchase Notes in limited circumstances, e.g., a breach of our representations and warranties contained in the Semble-Lender Registration Agreement], we are not obligated to repurchase a Note from you if your investment is not realized in whole or in part due to fraud  in connection with a borrower listing, or due to false or inaccurate statements or omissions of fact in a borrower’s listing, whether in financial data, a borrower member’s representations, or similar indicia of borrower intent and ability to repay the borrower loan.  See “About the Platform—Semble’s Note Repurchase and Indemnification Obligations” for more information.

We do not have historical performance data about borrower performance on the borrower loans.  Loss rates on the borrower loans are unknown and, as such, you should consider the risk of non-payment and default under any outstanding borrower loans.

We are in the early stages of our development and have a limited operating history.  Due to our limited operational history, we do not have historical data regarding the performance of borrower members under borrower loans, and we do not yet know what the long-term loan loss experience will be.

If payments on the corresponding borrower loans relating to your Notes becomes overdue, it is likely you will not receive the full principal and interest payments that you expect to receive on your Notes, and you may not recover any of your original purchase price.

If a borrower fails to make a required payment on a borrower loan when due, we will pursue reasonable collection efforts in respect of the borrower loan.  Semble will use commercially reasonable efforts to service and collect on borrower loans, in good faith, accurately and in accordance with industry standards customary for servicing loans such as the borrower loans.  When a borrower’s payment is late on a borrower loan, we will communicate directly with the borrower to encourage repayment.  Note, in the event a borrower loan is in default for any reason, it is the standard practice for Semble to maintain servicing responsibilities associated with collecting past-due payments from borrower and, if deemed appropriate by Semble, manage the formal collection process involved in initiating legal action and/or foreclosure on pledged collateral.  During the ninety (90) day period following default we may also work with the borrower member and corresponding lender members on a mutually acceptable work out plan or to restructure to loan which may, among other things, result in a new payment plan for the borrower loan.  Mutual acceptance requires the approval of the borrower and each lender member that purchased Note(s) in the series corresponding to the borrower loan.  To clarify, to achieve mutual acceptance on a loan restructuring plan there must be unanimous approval of the restructure by the borrower, Semble and corresponding Note holder(s).  In the event any corresponding Note holder(s) does not approve the proposed restructure, to move forward with said restructure it would require that the non-consenting Note holder(s) have their Note(s) purchased, for an amount not to exceed the then current amount of outstanding principal and accrued but unpaid interest owed on the Note(s), by the borrower, Semble or a third-party.  Although Semble may choose to redeem one or more Note(s) held by non-consenting Note holder(s), it shall be under no obligation to do so. In servicing borrower loans we may, in our discretion, utilize affiliated or unaffiliated third party loan servicers, collection agencies or other agents or contractors.  We will report loan delinquencies to applicable reporting agencies, which negatively impacts the borrower’s credit file.  Borrowers whose loans are delinquent, past due, or charged off at the point the underlying Note(s) mature are not permitted to post any further listings on our platform.  See “About the Platform—Loan Servicing and Collection”

Semble or a third-party collection agency, through collection efforts, may not be able to recover some or all of the unpaid balance of a non-performing borrower loan, and a lender member who has purchased a Note dependent for payment on the non-performing borrower loan would then receive nothing or a small fraction of the unpaid principal and interest payable under the Note.  You must rely on the collection efforts of Semble, or such third party as may be directed by Semble, to which such borrower loans are referred. You are not permitted to attempt to collect payments on the borrower loans in any manner.

Loss rates on the borrower loans may be negatively impacted as a result of economic conditions beyond our control and beyond the control of the borrower member.

Borrower loan loss rates may be significantly affected by economic downturns or general economic conditions beyond our control and beyond the control of individual borrowers. In particular, loss rates on borrower loans may be high due to factors such as prevailing interest rates, the rate of unemployment, the level of consumer confidence, real estate values, the value of the U.S. dollar, energy prices, changes in consumer spending, the number of personal bankruptcies, disruptions in the credit markets and other factors.  The continued contraction in the global financial and credit markets and downturn in the United States economy will likely result in a high rate of default under the borrower loans in the future.  We cannot predict whether or when economic conditions will improve or the impact continued economic struggles will have on a borrower’s ability to repay future borrower loans originated on our platform.

We will be loaning money to not-for-profit organizations which may have limited means to repay such loans.

     Semble will use the proceeds it raises, from the sale of Notes to its lender members, to fund loans to its borrower members.  Semble’s borrower members will consist of not-for-profit organizations.  Some of the borrower members who request and receive loans from Semble may rely solely or primarily on donations and/or grants for its source of revenue to repay the loan.  If a borrower that relies solely or primarily on donations and/or grants is unable to receive sufficient amounts of donations and/or grants due to poor economic conditions, declining donors, budget cutbacks or other factors then the borrower member may not be able to repay its loan to Semble and may default.  If a borrower member defaults on its loan then the holders of the Notes corresponding to that borrower member’s loan may not receive some or all of the principal and interest that is owed to them pursuant to their Note.

In general, the borrower loans on which the Notes are dependent do very little to restrict borrowers from incurring additional unsecured or secured debt, nor do they impose any significant financial restrictions on borrowers during the term of the borrower loan, which may impair your ability to receive the full principal and interest payments that you expect to receive on a Note.

If a borrower incurs additional debt after the date of the borrower loan, the additional debt may impair the ability of that borrower to make payments on his or her borrower loan and your ability to receive the principal and interest payments that you expect to receive on a Note dependent for payment on payments we receive on that corresponding borrower loan.  In addition, the additional debt may adversely affect the borrower’s creditworthiness generally, and could result in the financial distress, insolvency, or bankruptcy of the borrower.  To the extent that the borrower has or incurs other indebtedness and cannot pay all of his or her indebtedness, the borrower may choose to make payments to other creditors, rather than Semble, on the borrower loan.

To the extent borrowers incur other indebtedness that is secured, the ability of the secured creditors to exercise remedies against the assets of the borrower may impair the borrower’s ability to repay the borrower loan on which your Note is dependent for payment and/or may impair the ability of Semble to realize upon any collateral pledged by a borrower to secure payment on a borrower loan.  Borrower members may also choose to repay obligations under secured indebtedness before repaying borrower loans originated through our platform.  While lender members will have access to financials of the borrower member which would show information on the borrower’s outstanding debts, there will be no set protocol specifically for making the lender member aware of any additional debt incurred by a borrower member after the date of the borrower listing.

A borrower may request that his or her bank “chargeback” a payment on a borrower loan upon which a Note is dependent for payment and request a refund on that payment, resulting in a delinquency on the payment and a possible negative cash balance in your funding account.

A borrower chargeback is a process by which a borrower who has made a payment on a borrower loan has its bank cancel the payment or request a refund of that payment.  We withhold payments to lender members up to six business days after the payment was initiated.  If the chargeback occurs between six and 60 days after the initiation of payment, you must rely on us to contest the chargeback if we deem it appropriate.  If a borrower successfully processes a chargeback between six and 60 days after initiation of payment, such payment will be deducted from your Semble account, and if you have withdrawn funds in the interim, a negative cash balance may result.  Amounts received on borrower loans corresponding to your Notes payments and deposited into your Semble funding account are subject to set-off against any negative balance or shortfall resulting from ACH returns of transfers or deposits of funds to your Semble funding account.

Peer-to-Community lending is a new lending method and our platform has no operating history.  Borrowers may not view or treat their obligations to Semble as having the same significance as loans from traditional lending sources, such as bank loans and borrower loans may have a higher risk of default than loans of borrowers with similar credit worthiness.

The investment return on the Notes depends on borrowers fulfilling their payment obligations in a timely and complete manner under the corresponding borrower loan.  Borrowers may not view peer-to-community lending obligations originated on our platform as having the same significance as other credit obligations arising under more traditional circumstances, such as loans from banks or other commercial financial institutions.  If a borrower neglects his or her payment obligations on a borrower loan upon which payment of the corresponding Note is dependent or chooses not to repay his or her borrower loan entirely, you may not be able to recover any portion of your investment in a Note.

Borrowers may seek the protection of debtor relief under federal bankruptcy or state insolvency laws, which may result in the nonpayment of your Notes.

Borrowers on borrower loans may seek protection under federal bankruptcy law or similar laws.  If a borrower files for bankruptcy (or becomes the subject of an involuntary petition), a stay will go into effect that will automatically put any pending collection actions on the borrower loan on hold and prevent further collection action absent bankruptcy court approval.  If we receive notice that a borrower has filed for protection under the federal bankruptcy laws, or has become the subject of an involuntary bankruptcy petition, we will put the borrower’s loan account into “bankruptcy status.”  When this occurs, we terminate any automatic monthly ACH debits on borrower loans and we will not undertake collection activity without bankruptcy court approval.  Whether any payment will ultimately be made or received on a borrower loan after a bankruptcy status is declared depends on the borrower’s particular financial situation.  It is possible that the borrower’s liability on the borrower loan will be discharged in bankruptcy.  That said and as it relates to existing lien(s), foreclosure on the asset(s) related to lien(s) securing the borrower loan would be pursued upon court approval.  See “About the Platform—Loan Servicing and Collection” for more information.

Semble is not obligated to repurchase any Notes except in limited circumstances.  If Semble is unable to meet its repurchase obligations, you may lose your entire investment in the Notes.

Semble is not obligated to repurchase any Note except in limited circumstances, such as breach of our representations and warranties in the lender registration agreement.  The lender registration agreement provides that, in the event of a material breach of our representations and warranties, we must either cure the defect, repurchase the Note, or indemnify and hold the lender member harmless against losses resulting from the defect in the Note.  We are not, however, obligated to repurchase a Note from a lender member if his or her investment is not realized in whole or in part due to fraud in connection with a listing, or due to false or inaccurate statements or omissions of fact in a borrower’s listing, whether in financial data, borrower representations, or similar indicia of borrower intent and ability to repay the Notes.  Even if we are obligated to repurchase a Note, there can be no assurance that we will be able to meet our repurchase obligation.  If we are unable to meet our repurchase obligations you may lose all of your investment in the Note.  See “About the Platform—Semble’s Note Repurchase and Indemnification Obligations” and “Summary of Material Agreements—Lender Registration Agreement” for more information.

Risks Inherent in Investing in the Notes

If you decide to invest through our platform and concentrate your investment in a single Note, you may increase your risk of borrower defaults.

Your expected return on your investment in the Notes depends on the performance of the borrowers on their respective obligations under the corresponding borrower loans.  We expect a wide range of borrower listings on our platform and we expect some borrowers to default on their loans.  If you decide to invest through our platform and concentrate your investment in a single Note, your entire return will depend on the performance of a single borrower loan.  For example, if you plan to purchase $10,000 of Notes, and choose to invest the entire $10,000 in a single Note instead of in ten $1,000 Notes corresponding to the borrower loans of ten different borrowers, your entire $10,000 investment will depend on the performance of a single borrower loan.  It may be desirable to diversify your portfolio in order to reduce the risk that you could lose your entire investment due to a single default, or a small number of defaults.  However, diversification does not eliminate the risk that you may lose some, or all, of your investment in the Notes.

Our platform allows a borrower member to prepay a borrower loan at any time without penalty.  Borrower loan prepayments will extinguish or limit your ability to receive additional interest payments on a Note.

Borrower loan prepayment occurs when a borrower decides to pay some or all of the principal amount on a borrower loan earlier than originally scheduled.  Borrowers may decide to prepay all or a portion of the remaining principal amount at any time without penalty.  In the event of a prepayment of the entire remaining unpaid principal amount of a borrower loan on which your Notes are dependent for payment, you will receive your share of such prepayment but further interest will not accrue after the date on which the payment is made.  If a borrower prepays a portion of the remaining unpaid principal balance on a borrower loan on which your Notes are dependent for payment, the term of the borrower loan will not change, but interest will cease to accrue on the prepaid portion.  If a borrower prepays a borrower loan in full or in part, you will not receive all of the interest payments that you originally expected to receive on Notes corresponding to that borrower loan.  In addition, you may not be able to find a similar rate of return on another investment at the time at which the borrower loan is prepaid.  Prepayments are subject to our servicing fee, even if the prepayment occurs immediately after issuance of your Note.  See “Summary of Material Agreements—Indenture and Form of Notes.” for more information.

Prevailing interest rates may change during the term of your Notes.  If this occurs, you may receive less value from your purchase of the Note in comparison to other ways you may invest your money.  Additionally, borrowers may prepay their borrower loans due to changes in interest rates, and you may not be able to redeploy the amounts you receive from prepayments in a way that offers you the return you expected to receive from the Notes.

The borrower loans on which the Notes are dependent for payment bear fixed, not floating, rates of interest.  If prevailing interest rates increase, the interest rates on Notes you purchase might be less than the rate of return you could earn if you invested the purchase price in a different investment.

While you may still receive a return on your purchase price for the Notes through the receipt of amounts equal to the interest portion of a borrower’s payments on the corresponding borrower loan, if prevailing interest rates exceed the rate of interest payable on the borrower loan, the payments you receive during the term of the Note may not reflect the full opportunity cost to you when you take into account factors such as the time value of money.

There is no prepayment penalty for borrower members who prepay their borrower loans.  If prevailing interest rates on consumer loans decrease, borrowers may choose to prepay their borrower loans with money they borrow from other sources or other resources, and you may not receive the interest payments on your Note that you expect to receive, or be able to find an alternative use of your money to realize a similar rate of return at the time at which the Note is prepaid.

The Notes will not be listed on any securities exchange, will not be transferable and can be held only by our lender members.  You should be prepared to hold the Notes you purchase until they mature.

The Notes will not be listed on any securities exchange.  All Notes must be held by our lender members.  The Company intends to, at some point in the future, establish a trading platform to allow lender member’s to transfer the Notes.  However, there are no guarantees that Semble will establish such a trading platform for the Notes or that if such a trading platform is established that a market for Notes will develop.  As such the Notes will not initially be transferable and may never be transferable and lender members must be prepared to hold their Notes to maturity.  See “About the Platform—Note Trader Platform” for more information.

You do not earn interest on funds held in your lender member account with Semble.

Your Semble funding account represents an interest in a pooled bank account that does not earn interest.  See “About the Platform—Treatment of Lender Member Balances” for more information.

The U.S. federal income tax consequences of an investment in the Notes are uncertain.

There are no statutory provisions, regulations, published rulings, or judicial decisions that directly address the characterization of the Notes or instruments similar to the Notes for U.S. federal income tax purposes.  However, although the matter is not free from doubt, we intend to treat the Notes as our debt instruments that have original issue discount (“OID”) for U.S. federal income tax purposes.  Where required, we intend to file information returns with the IRS in accordance with such treatment unless there is a change or clarification in the law, by regulation or otherwise, that would require a different characterization of the Notes.  You should be aware, however, that the U.S. Internal Revenue Service (“IRS”) is not bound by our characterization of the Notes and the IRS or a court may take a different position with respect to the Notes’ proper characterization.  For example, the IRS could determine that, in substance, each lender member owns a proportionate interest in the corresponding loan for U.S. federal income tax purposes or, for example, the IRS could instead treat the Notes as a different financial instrument (including an equity interest or a derivative financial instrument).  Any different characterization could significantly affect the amount, timing, and character of income, gain or loss recognized in respect of a Note.  For example, if the Notes are treated as our equity, (1) we would be subject to U.S. federal income tax on income, including interest, accrued on the corresponding loans but would not be entitled to deduct interest or OID on the Notes, and (2) payments on the Notes would be treated by the holder for U.S. federal income tax purposes as dividends (that may be ineligible for reduced rates of U.S. federal income taxation or the dividends-received deduction) to the extent of our earnings and profits as computed for U.S. federal income tax purposes.  A different characterization may significantly reduce the amount available to pay interest on the Notes.  You are strongly advised to consult your own tax advisor regarding the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership, and disposition of the Notes (including any possible differing treatments of the Notes).

Our ability to pay principal and interest on a Note may be affected by our ability to match the timing of our income and deductions for U.S. federal income tax purposes.

You should be aware that our ability to pay principal and interest on a Note may be affected by our ability, for U.S. federal income tax purposes, to match the timing of income we receive from a corresponding loan that we hold and the timing of deductions that we may be entitled to in respect of payments made on the Notes that we issue.  For example, if the Notes, but not the corresponding loans to the Notes, are treated as contingent payment debt instruments for U.S. federal income tax purposes, there could be a potential mismatch in the timing of our income and deductions for U.S. federal income tax purposes, which could affect our ability to make payments on the Notes.

Risks Related to Semble, Our Platform and Our Ability to Service the Notes

We have incurred operating losses since our inception and we anticipate that we will continue to incur net losses through at least 2012.

We have incurred operating losses since our inception and we anticipate that we will continue to incur net losses through at least the end of 2012 as we grow our business.

We have financed our operations, to date, with proceeds from the sale of equity securities.  We may require additional capital to fund our current operating plan. If we are unable to generate sufficient revenues from operations we will be required to obtain additional capital through debt or equity financings.  Our failure to obtain sufficient debt and equity financings and, ultimately, to achieve profitable operations and positive cash flows from operations could adversely affect our ability to achieve our business objectives and continue as a going concern.  Further, we can provide no assurances as to the availability or terms upon which the required financing and capital might be available.

We have a limited operating history.  As an online company in the early stages of development, we face increased risks, uncertainties, expenses and difficulties.

As the number of borrowers, lender members and borrower loans originated on our platform increases, we will need to increase our facilities, personnel and infrastructure in order to accommodate the greater servicing obligations and demands on our platform.  Additionally, we intend to, at some point in the future, establish a “secondary” platform on which the Notes may be sold by lender members who own the Notes to our other lender members.  Although we cannot guarantee that such a platform will be established or that if one is established that a trading market will develop for the Notes, we expect that such an addition to our platform may significantly increase the amount of borrower loan originations and sale activity on our platform.  Our platform is dependent upon our website in order to maintain current listings and transactions in the Notes.  We must constantly add new hardware and update our software and website, expand our customer support services, and add new employees to maintain the operations of our platform as well as to satisfy our servicing obligations on the borrower loans and the Notes.  If we are unable to increase the capacity of our platform and maintain the necessary infrastructure, you may experience delays in receipt of payments on your Notes and periodic downtime of our systems.

The market in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed.

The commercial lending market is competitive and rapidly changing.  With the introduction of new technologies and the influx of new entrants, we expect competition to intensify in the future, which could harm our ability to increase volume on our platform.

Our principal competitors include major banking institutions, credit unions, and other commercial finance companies.  Competition could result in reduced volumes, reduced fees or the failure of our lending platform to achieve or maintain more widespread market acceptance, any of which could harm our business.  In addition, in the future we may experience new competition from other online peer to peer lending companies.

Most of our current or potential competitors have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their platforms and distribution channels.  Our potential competitors may also have longer operating histories, more extensive customer bases, greater brand recognition and broader customer relationships than we have.  These competitors may be better able to develop new products, to respond quickly to new technologies and to undertake more extensive marketing campaigns.  Our industry is driven by constant innovation.  If we are unable to compete with such companies and meet the need for innovation, the use of our platform could stagnate or substantially decline.

If we fail to promote and maintain our brand in a cost-effective manner, we may lose market share and our revenue may decrease.

We believe that developing and maintaining awareness of the Semble brand in a cost-effective manner is critical to achieving widespread acceptance of peer-to-community lending through Semble and attracting new borrower and lender members.  Furthermore, we believe that the importance of brand recognition will increase as competition in the peer-to-community lending industry increases.  Successful promotion of our brand will depend largely on the effectiveness of our marketing efforts and the member experience on our platform.  It is likely that any future marketing efforts will require us to incur significant additional expenses.  These brand promotion activities may not yield increased revenues and, even if they do, any revenue increases may not offset the expenses we incur to promote our brand.  If we fail to successfully promote and maintain our brand, or if we incur substantial expenses in an unsuccessful attempt to promote and maintain our brand, we may lose our existing members to our competitors or be unable to attract new members, which would cause our revenue to decrease and may impair our ability to maintain our platform.

If we are unable to generate sufficient transaction volumes, our business and results of operations will be adversely affected.

To succeed, we must generate necessary transaction volumes on our platform by attracting a sufficient number of borrowers and lender members in a cost-effective manner, many of whom have not previously participated in any form of online peer lending.  If we are not able to attract qualified borrowers and sufficient lender members purchase commitments, we will not be able to generate necessary transaction volumes.  Additionally, we will rely on a variety of methods to drive traffic to our website. If we are unable to use any of our planned marketing initiatives or the cost of these initiatives proves to be financially prohibitive, we may not be able to attract enough borrowers and lender members in a cost-effective manner and, as a result, our revenue and results of operations would be affected adversely, which may impair our ability to maintain our platform.

We are subject to federal, state and local regulation.  There can be no guarantee that we will be able to continue our servicing obligations.

We are subject to federal, state and local regulation, including compliance with federal and state securities laws, non-compliance with which may expose us to adverse consequences.  Additionally, new laws and regulations could be enacted that could have a negative impact on our ability to service the Notes, provide a trading market for the Notes, or maintain our platform.  We could suffer adverse consequences if we were to fail to comply, even inadvertently, with these laws and regulations.

Our arrangements for back-up servicing are limited.  If we fail to maintain operations, you will experience a delay and increased cost in respect of your expected principal and interest payments on your Notes, and we may be unable to collect and process repayments from borrowers.

If we are unable to generate sufficient revenues from the fees we receive from borrowers and lender members as a result of the borrower loans originated, the Notes issued on our platform, and our ability to maintain operations may be adversely affected.  If we were to fail or become insolvent, and/or if we do not implement a secondary trading market there would be no trading market for your Notes, and we would attempt to transfer our servicing obligations on the borrower loans and Notes to a third party pursuant to our contractual agreements with lender members.  We have entered into a back-up servicing agreement with a loan servicing company who is willing and able to transition servicing responsibilities in the event we can no longer do so.  If our platform fails or we became insolvent, we would attempt to transfer our loan servicing obligations to this third party back-up servicer.  There can be no assurance that this back-up servicer will be able to adequately perform the servicing of the outstanding borrower loans.  If this back-up servicer assumes the servicing of the borrower loans, the back-up servicer may impose additional servicing fees, reducing the amounts available for payments on the Notes.  Additionally, transferring these servicing obligations to our back-up servicer may result in delays in the processing and recovery of information with respect to amounts owed on the borrower loans or, if our platform becomes inoperable, may prevent us from servicing the borrower loans and making principal and interest payments on the Notes.  If our back-up servicer is not able to service the borrower loans effectively, your ability to receive principal and interest payments on your Notes may be substantially impaired.

We rely on a third-party commercial bank to process transactions.  If we are unable to continue utilizing these services, our business and ability to service the Notes may be adversely affected.

Because we are not a bank, we cannot belong to and directly access the Automated Clearing House (ACH) payment network.  As a result, we currently rely on an FDIC-insured depository institution to process our transactions.  If we cannot continue to obtain such services from this institution or elsewhere, or if we cannot transition to another processor quickly, our ability to process payments will suffer and your ability to receive principal and interest payments on the Notes will be delayed or impaired.

If we were to become subject to a bankruptcy or similar proceeding, the rights of the holders of the Notes could be uncertain, and payments on the Notes may be limited, suspended or stopped.  Although Semble intends to grant the indenture trustee a security interest in its right to receive payment under the corresponding borrower loans, the Notes themselves are unsecured and holders of the Notes do not directly have a security interest in the corresponding borrower loans, any collateral or the proceeds of those corresponding borrower loans.  The recovery, if any, of a holder on a Note may be substantially delayed and substantially less than the principal and interest due and to become due on the Note.

If we were to become subject to a bankruptcy or similar proceeding, the recovery, if any, of a holder of a Note may be substantially delayed in time and may be substantially less in amount than the principal and interest due and to become due on the Note.  Although Semble will grant the indenture trustee a security interest in Semble’s right to payment under, and all proceeds received by Semble on, the corresponding borrower loans and in the bank account in which the borrower loan payments are deposited, the holders of the Notes will still be subject to the following risks associated with Semble’s insolvency, bankruptcy or a similar proceeding.

A bankruptcy or similar proceeding of Semble may cause delays in borrower payments.  Borrowers may delay payments to Semble on account of borrower loans because of the uncertainties occasioned by a bankruptcy or similar proceeding of Semble, even if the borrowers have no legal right to do so, and such delay would reduce, at least for a time, the funds that might otherwise be available to pay the Notes corresponding to those borrower loans.  In addition, the commencement of the bankruptcy or similar proceeding may, as a matter of law, prevent Semble from making regular payments on the Notes, even if the funds to make such payments are available.  Because the indenture trustee would be required to enforce its security interest in Semble’s right to payment under the borrower loans in a bankruptcy or similar proceeding of Semble, the trustee’s ability to make payments under the Notes would be delayed, which may effectively reduce the value of any recovery that a holder of a Note may receive (and no such recovery can be assured) by the time any recovery is available.

Interest accruing upon and following a bankruptcy or similar proceeding of Semble may not be paid.  In bankruptcy or similar proceeding of Semble, interest accruing on the Notes during the proceeding may not be part of the allowed claim of a holder of a Note.  If the holder of a Note receives a recovery on the Note (and no such recovery can be assured), any such recovery may be based on, and limited to, the claim of the holder of the Note for principal and for interest accrued up to the date of the bankruptcy or similar proceeding, but not thereafter.  Because a bankruptcy or similar proceeding may take months or years to complete, a claim based on principal and on interest only up to the start of the bankruptcy or similar proceeding may be substantially less than a claim based on principal and on interest through the end of the bankruptcy or similar proceeding.

In a bankruptcy or similar proceeding of Semble, there may be uncertainty regarding whether a holder of a Note has any priority right to payment from the corresponding borrower loan.  If we or the indenture trustee fail to perfect the security interest properly, you may be required to share the proceeds of the borrower loan upon which your Note is dependent for payment with Semble’s other creditors. In addition, if proceeds from the corresponding borrower loan are either held by Semble in the clearing account at the time of the bankruptcy or similar proceeding of Semble, or not yet received by Semble from borrowers at the time of the commencement of the bankruptcy or similar proceeding, such proceeds may be at greater risk than those proceeds that are already held by Semble in the funding account at the time of the bankruptcy or similar proceeding.  To the extent that proceeds of the corresponding borrower loan would be shared with other creditors of Semble, any secured or priority rights of such other creditors may cause the proceeds to be distributed to such other creditors before any distribution is made to you on your Note.

In a bankruptcy or similar proceeding of Semble, there may be uncertainty regarding the rights of a holder of a Note, if any, to payment from funds in the master servicing account.  If a payment is made on a borrower loan corresponding to a Note before a bankruptcy or similar proceeding of Semble is commenced, and those funds are held in the master servicing account and have not been used by Semble to make payments on the Note as of the date the bankruptcy or similar proceeding is commenced, there can be no assurance that Semble will or will not be able to use such funds to make payments on the Note.  Other creditors of Semble may be deemed to have rights to such funds that are equal to or greater than the rights of the holder of the Note.  See “About the Platform—Loan Servicing and Collections” for more information.

In a bankruptcy or similar proceeding of Semble, there may be uncertainty regarding the rights of a holder of a Note, if any, to access funds in the funding account.  We currently maintain the funding account at [________________________]“for the benefit of” our lender members. This so-called “FBO account” is a pooled account titled in our name “for the benefit of” our lender members.  Although we believe that amounts funded by our lender members into the FBO account at [________________] should not be subject to claims of creditors of Semble other than the lender members for whose benefit the funds are held, the legal title to the FBO account, and the attendant right to administer the FBO account would be property of Semble’s bankruptcy estate.  As a result, if Semble were to file for bankruptcy protection, the legal right to administer the funds in the FBO account would vest with the bankruptcy trustee or debtor in possession.  In that case, while neither Semble nor its creditors should be able to reach those funds, the indenture trustee or the lender members may have to seek a bankruptcy court order lifting the automatic stay and permitting them to withdraw their funds.  Lender members may suffer delays in accessing their funds in the FBO account as a result.  Moreover, United States Bankruptcy Courts have broad powers and, if Semble has failed to properly segregate or handle lender members’ funds, a bankruptcy court could determine that some or all of such funds were beneficially owned by Semble and therefore that they became available to the creditors of Semble generally.  See “About the Platform—Loan Servicing and Collections” for more information.

In a bankruptcy or similar proceeding of Semble, the holder of a Note may be delayed or prevented from enforcing Semble’s repurchase obligations.  In a bankruptcy or similar proceeding of Semble, any right of a holder of a Note to require Semble to repurchase the Note under the circumstances set forth in the lender registration agreement may not be specifically enforced, and such holder’s claim for such repurchase may be treated less favorably than a general unsecured obligation of Semble.

In a bankruptcy or similar proceeding of Semble, (1) the implementation of back-up servicing arrangements may be delayed or prevented, and (2) our ability to transfer servicing obligations to a back-up servicer may be limited and subject to the approval of the bankruptcy court or other presiding authority.  The bankruptcy process may delay or prevent the implementation of back-up servicing, which may impair the collection of borrower loans to the detriment of the holders of the Notes.

If the security of our lender members’ and borrowers’ confidential information stored in our systems is breached or otherwise subjected to unauthorized access, your secure information may be stolen, our reputation may be harmed, and we may be exposed to liability.

Our platform stores our lender members’ and borrowers’ bank information and other personally-identifiable sensitive data.  Any accidental or willful security breaches or other unauthorized access could cause your secure information to be stolen and used for criminal purposes.  Security breaches or unauthorized access to secure information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity.  If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in our software are exposed and exploited, and, as a result, a third party or disaffected employee obtains unauthorized access to any of our lender members’ or borrowers’ data, our relationships with our members will be severely damaged, and we could incur significant liability.  Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, we and our third-party hosting facilities may be unable to anticipate these techniques or to implement adequate preventative measures.  In addition, many states have enacted laws requiring companies to notify individuals of data security breaches involving their personal data.  These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause our members to lose confidence in the effectiveness of our data security measures.  Any security breach, whether actual or perceived, would harm our reputation, and we could lose members.

Any significant disruption in service on our website or in our computer systems could reduce the attractiveness of our platform and result in a loss of members.

Our ability to perform our servicing obligations could be materially and adversely affected by events outside of our control.  The satisfactory performance, reliability and availability of our technology and our underlying network infrastructure are critical to our operations, level of customer service, reputation and ability to attract new members and retain existing members.  Our system hardware is hosted in a hosting facility located in Chicago, IL, owned and operated by Microsoft Corp.  We also maintain an off-site backup system located in San Antonio, TX . Microsoft Corp does not guarantee that access to our website will be uninterrupted, error-free or secure.  Our operations depend on Microsoft Azure’s ability to protect their and our systems in their facilities against damage or interruption from natural disasters, power or telecommunications failures, air quality, temperature, humidity and other environmental concerns, computer viruses or other attempts to harm our systems, criminal acts and similar events.  If our arrangement with Microsoft Azure is terminated, or there is a lapse of service or damage to Microsoft Azure’s facilities, we could experience interruptions in our service as well as delays and additional expense in arranging new facilities.  Any interruptions or delays in our service, whether as a result of Microsoft Azure or other third-party error, our own error, natural disasters or security breaches, whether accidental or willful, could harm our relationships with our members and our reputation.  Our disaster recovery plan has not been tested under actual disaster conditions, and we may not have sufficient capacity to recover all data and services in the event of an outage at the San Antonio, TX facility.  These factors could prevent us from processing or posting payments on the borrower loans or the Notes, damage our brand and reputation, divert our employees’ attention, reduce our revenue, subject us to liability and cause members to abandon our platform, any of which could adversely affect our business, financial condition and results of operations . An additional off-site backup that is not part of Microsoft Azure’s cloud hosting service ensures that all data and services are retained in the case of Microsoft Azure’s Chicago, IL datacenter and San Antonio TX datacenter facilities suffer damage or interruption from natural disasters, power or telecommunications failures, air quality, temperature, humidity and other environmental concerns, computer viruses or other attempts to harm our systems, criminal acts and similar events concurrently. Even if both datacenter facilities go down at the same time, this additional backup will provide another layer of redundancy to ensure data is not lost.

Our ability to service the borrower loans and Notes may be adversely affected by computer viruses, physical or electronic break-ins and similar disruptions.

Our platform may be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions.  If a “hacker” were able to infiltrate our platform, you would be subject to the increased risk of fraud or borrower identity theft and may experience losses on, or delays in the recoupment of amounts owed on, a fraudulently induced purchase of a Note.  Additionally, if a hacker were able to access our secure files, he or she might be able to gain access to your personal information.  While we have taken steps to prevent such activity from affecting our platform, if we are unable to prevent such activity, the value of your investment in the Notes and our ability to fulfill our servicing obligations and to maintain our platform would be adversely affected.

Competition for our employees is intense, and we may not be able to attract and retain the highly skilled employees whom we need to support our business.

Competition for highly skilled technical and financial personnel is extremely intense.  We may not be able to hire and retain these personnel at compensation levels consistent with our existing compensation and salary structure.  Many of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment.

In addition, we invest significant time and expense in training our employees, which increases their value to competitors who may seek to recruit them.  If we fail to retain our employees, we could incur significant expenses in hiring and training their replacements and the quality of our services and our ability to serve borrowers and lender members could diminish, resulting in a material adverse effect on our business.

If we fail to retain our key personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

Our future depends, in part, on our ability to attract and retain key personnel.  Our future also depends on the continued contributions of our executive officers and other key technical personnel, each of whom would be difficult to replace.  In particular, Todd Tarbert and Chris Walcott are critical to the management of our business and operations and the development of our strategic direction.  The loss of the services of Mr. Tarbert, Mr. Walcott or other executive officers or key personnel and the process to replace any of our key personnel would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives.

Our growth could strain our personnel resources and infrastructure, and if we are unable to implement appropriate controls and procedures to manage our growth, we may not be able to successfully implement our business plan.

Our growth in personnel and operations will place, to the extent that we are able to sustain such growth, a significant strain on our management and our administrative, operational and financial reporting infrastructure.

Our success will depend in part on the ability of our senior management to effectively manage the growth we achieve.  To do so, we must continue to hire, train and manage new employees as needed.  If our new hires perform poorly, or if we are unsuccessful in hiring, training, managing and integrating these new employees, or if we are not successful in retaining our existing employees, our business may be harmed.  To manage the expected growth of our operations and personnel, we will need to continue to improve our operational and financial controls and update our reporting procedures and systems.  The addition of new employees and the system development that we anticipate will be necessary to manage our growth will increase our cost base, which will make it more difficult for us to offset any future revenue shortfalls by reducing expenses in the short term.  If we fail to successfully manage our growth, we will be unable to execute our business plan.

Purchasers of Notes will have no control over Semble and will not be able to influence Semble corporate matters.

We are not offering any equity in this Offering.  Lender members who purchase Notes offered through our platform will have no equity interest in Semble and no ability to vote on or influence our corporate decisions.  As a result, our stockholders will continue to exercise 100% voting control over all of our corporate matters, including the election of directors and approval of significant corporate transactions, such as a merger or other sale of our company or its assets.

Neither the Notes nor the indenture restrict our ability to incur additional indebtedness.  Any additional debt we incur may increase our risk of bankruptcy, which could impair your ability to receive the principal and interest payments you expect to receive on your Notes.

If we incur additional debt after the Notes are issued, it may adversely affect our creditworthiness generally, and could result in the financial distress, insolvency, or bankruptcy of Semble.  As discussed above, the financial distress, insolvency or bankruptcy of Semble could impair your ability to receive the principal and interest payments you expect to receive on your Notes.

Risks Relating to Compliance and Regulation

Our platform is a novel approach to not for profit borrowing that may fail to comply with state or federal laws.  Borrowers may make counterclaims regarding the enforceability of their obligations after collection actions have commenced, or otherwise seek damages under these laws.  Compliance with such regimes is also costly and burdensome.

Our platform operates a novel program that must comply with any regulatory regimes applicable to commercial credit transactions, securities regulation, financial privacy laws and regulations, anti-terrorism funding, laws and regulations, federal trade laws and regulations and internet commerce.  The novelty of our platform means compliance with various aspects of such laws is untested.  Certain states may have laws and regulations Semble must adhere to or have require licensing for certain activities.

There is the risk that we may not always be in compliance with these laws. Compliance with any possible requirements may be costly, time-consuming and even limiting to our operational flexibility.

Noncompliance with laws and regulations may impair our ability to facilitate the origination of or service borrower loans.

Generally, failure to comply with the laws and regulatory requirements applicable to our business may, among other things, limit our ability to collect all or part of the principal amount of or interest on the borrower loans on which the Notes are dependent for payment. In addition, our non-compliance could subject us to damages, revocation of required licenses or other authorities, class action lawsuits, administrative enforcement actions, and civil and criminal liability, which may harm our business and ability to maintain our platform and may result in borrowers rescinding their borrower loans.

Where applicable, we seek to comply with state lending, servicing and similar statutes.  In all U.S. jurisdictions with licensing or other requirements we believe may be applicable to the platform, we will obtained any necessary licenses or comply with the relevant requirements.  Nevertheless, if we are found to not comply with applicable laws, we could lose one or more of our licenses or authorizations or face other sanctions, which may have an adverse effect on our ability to continue to facilitate the origination of borrower loans through our platform, perform our servicing obligations or make our platform available to borrowers in particular states, which may impair your ability to receive the payments of principal and interest on your Notes that you expect to receive.

As Internet commerce develops, federal and state governments may draft and propose new laws to regulate Internet commerce, which may negatively affect our business.

As Internet commerce continues to evolve, increasing regulation by federal and state governments becomes more likely.  Our business could be negatively affected by the application of existing laws and regulations or the enactment of new laws applicable to peer-to-community lending.  The cost to comply with such laws or regulations could be significant and would increase our operating expenses, and we may be unable to pass along those costs to our members in the form of increased fees.  In addition, federal and state governmental or regulatory agencies may decide to impose taxes on services provided over the Internet.  These taxes could discourage the use of the Internet as a means of consumer lending, which would adversely affect the viability of our platform.

Our legal compliance burdens and costs will be significant as a result of operating as a public company following the date of this Prospectus.  Our management will be required to devote substantial time to compliance matters.

After the date of this Prospectus, we will become an SEC reporting company and will incur significant ongoing legal, accounting and other expenses.  Our management and other personnel will need to devote a substantial amount of time to SEC reporting compliance requirements.  Moreover, these rules and regulations require legal and financial compliance costs and will make some activities more time-consuming and costly.  For example, these rules and regulations may make it more expensive for us to obtain director and officer liability insurance coverage and more difficult for us to attract and retain qualified persons to serve as directors or executive officers.

In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures.  In particular, for the year ending December 31, 2013, we must perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act.  Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal control over financial reporting that are deemed to be material weaknesses.  In order to comply with Section 404, we may incur substantial accounting expense, expend significant management time on compliance-related issues, and hire additional accounting and financial staff with appropriate experience and technical accounting knowledge.  Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

If we are required to register under the Investment Company Act, our ability to conduct our business could be materially adversely affected.

The Investment Company Act of 1940, or the “Investment Company Act,” contains substantive legal requirements that regulate the manner in which “investment companies” are permitted to conduct their business activities.  We believe we have conducted, and we intend to continue to conduct, our business in a manner that does not result in our company being characterized as an investment company.  If, however, we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which would materially adversely affect our business, financial condition and results of operations.  If we were deemed to be an investment company, we may also attempt to seek exemptive relief from the SEC, which could impose significant costs and delays on our business.

Events beyond our control may damage our ability to maintain adequate records, maintain our platform or perform our servicing obligations.  If such events result in a system failure, your ability to receive principal and interest payments on the Notes would be substantially harmed.

If a catastrophic event resulted in our platform outage and physical data loss, our ability to perform our servicing obligations would be materially and adversely affected.  Such events include, but are not limited to, fires, earthquakes, terrorist attacks, natural disasters, computer viruses and telecommunications failures.  We store back-up records in offsite facilities located in an additional location that is outside of Microsoft Azure’s hosting network to ensure an additional level of backup redundancy.  If our electronic data storage and back-up data storage system are affected by such events, we cannot guarantee that you would be able to recoup your investment in the Notes

FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements that involve substantial risks and uncertainties.  All statements, other than statements of historical facts, included in this Prospectus regarding borrower members, estimated loss rates, our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements.  The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.  These forward-looking statements include, among other things, statements about:

●	the status of borrowers, the ability of borrowers to repay borrower loans and the plans of borrowers;
●	expected rates of return and interest rates;
●	the attractiveness of our platform;
●	our financial performance;
●	the impact of our structure on our financial condition and results of operations;
●	our ability to retain and hire necessary employees and appropriately staff our operations;
●	regulatory developments;
●	our intellectual property; and
●	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing.

We may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements.  Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements.  We have included important factors in the cautionary statements included in this Prospectus, particularly in the “Risk Factors” section, that could cause actual results or events to differ materially from forward-looking statements contained in this Prospectus.  Forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this Prospectus and the documents that we have filed as exhibits to the registration statement, of which this Prospectus is a part, completely and with the understanding that actual future results may be materially different from what we expect.  We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

We will use the proceeds of each series of Notes to facilitate the funding of a borrower loan through our platform designated by the lender members purchasing such series of Notes.  We will use the proceeds of each series of Notes to originate the corresponding borrower loan between the borrower member and Semble.  See “About the Platform” for more information.

PLAN OF DISTRIBUTION

We will offer the Notes to our lender members at 100% of their principal amount.  The Notes will be offered only by Semble through the Semble website, and there will be no underwriters or underwriting discounts.  See “About the Platform” for more information.

FINANCIAL SUITABILITY REQUIREMENTS

The Notes are highly risky and speculative.  Investing in the Notes should be considered only by persons who can afford the loss of their entire investment.  Our platform currently allows lender members to bid as little as $1,000 and as much as the full amount of any particular listing, up to an aggregate amount of $5,000,000 for individuals and $50,000,000 for institutions.  Some states may impose, upon lender members residing in the respective state, financial suitability standards and maximum investment limits.  Any such standards and limits may be different from state to state and lender members residing in any state that imposes such standards and limits will need to comply with their state’s requirements prior to being allowed to purchase a Note from Semble.

Although initially we will seek to register the offer and sale of our Notes in Washington, Oregon, Idaho, Nevada and California, we are planning to eventually register the offer and sale of our Notes in all 50 states and the District of Columbia.  If and as Semble qualifies to sell Notes in the various states, any financial suitability standards and investment limits imposed by such states will be set forth in amendments to this Prospectus.

Under the lender registration agreement, lender members are required to represent and warrant that they satisfy the applicable minimum financial suitability standards and maximum investment limits of the state in which they reside.  Lender members who fail to satisfy any such requirements will not be permitted to purchase Notes.

ABOUT THE PLATFORM

Overview

Our platform enables our borrower members to borrow money and our lender members to purchase Notes issued by Semble, the proceeds of which facilitate the funding of specific loans made to borrowers.

Online peer-to-community lending is a new approach to not for profit finance.  Peer-to-community lending uses an Internet-based network to connect borrower and lender members.  Our platform generally provides transactional services for the online network, including screening borrowers for borrowing eligibility and facilitating payments.

Our platform allows borrower members and lender members to connect with each other using a combination of financial and social criteria.  Online peer-to-community lending also entails significantly lower operating costs compared to traditional banking and commercial finance institutions because there are no physical branches and related infrastructure.

As the early-stage developer of online peer-to-community lending, Semble views not for profit finance delivered through an online peer-to-community platform as an important new market opportunity, as well as a method of providing much needed transparency and liquidity in the not for profit lending and capital markets.  Key drivers of peer-to-community lending include the following:

●	the possibility of lower interest rates for borrower members;
●	the possibility of attractive interest rates for lender members;
●	the possibility for lender members and borrower members to help each other by participating in our platform to their mutual benefit;
●	tightening credit markets, particularly among traditional banking institutions; and
●	the possibility of driving social impact

How the Platform Operates

Our platform is an online marketplace that permits our lender members to review borrower listings and purchase from Semble Notes that are dependent for payment on payments we receive on the corresponding borrower loans described in the listing.  All listings on our platform are posted by not for profit members of Semble requesting loans, which we refer to as “borrower listings” or “listings” and “borrower loans,” respectively.  We refer to the organizations obligated to make payments under the borrower loans as “borrowers” or “borrower members.”

Our platform operates online only and will be available to Semble borrower members, lender members in all 50 states and the District of Columbia, subject to state suitability requirements.  Our registration, processing and payment systems are automated and electronic.  We have no physical branches, no deposit-taking and interest payment activities and limited loan underwriting activities.  Our website provides detailed information about our platform, including detailed fee information, the full text of our member legal agreements, help pages and white papers.  In addition to the customer support materials available on our website, we make additional customer support available to members by email and phone.  Our customer support team is currently located at our headquarters in Bellevue, Washington.

We plan to attract lender members and borrowers to our website, www.semble.com, through a variety of sources.  We intend to drive traffic through referrals from other parties (which include online communities, social networks and marketers), through search engine results and through online and offline advertising.  We will not be dependent on any one source of traffic to our website.

We will generate revenue by charging lender members ongoing servicing fees on the borrower loan and from transaction fees paid by borrower members on borrower loans upon funding.

Platform Participants, Registration Requirements and Minimum Credit Criteria

All platform participants must register with Semble and agree to our platform rules and terms of use, including consent to receipt of disclosures electronically.  At the time of registration, individuals or authorized institutional agents must provide their name, address and an email address.  After responding to an email verification, registrants must agree to the terms and conditions (including the applicable registration agreement) for the specific role for which they are registering.

Borrower Members

A borrower member may be any not for profit organization organized in the U.S., in a state where loans through the platform are available, with a bank account and a federal tax identification number.  After passing the general Semble initial due diligence process, borrower members can request secured borrower loans at interest rates which are requested by the borrower, referred to as the offered interest rate.  We allow borrower members to post listings on our platform regardless of their level of operating income, although we reserve the right to restrict access to our platform by setting guidelines for borrower members.  Borrower members may have no more than one borrower loans outstanding at any one time.

Lender Members

Our lender members are individuals, entities or organizations that have the opportunity to buy our Notes.  Lender members must register on our website.  During lender registration, potential lender members must agree to a credit profile authorization statement for identification purposes, a tax withholding statement and the terms and conditions of our website.  Lender members must also enter into a lender registration agreement with us, which agreement governs all sales of our Notes to the lender members.  Lender members are not required to give credit information to the same extent as borrower members.  Incorporated or other legal entities must provide their taxpayer identification numbers to us.  At the time a lender member registers with Semble, the lender member must agree to the rules, limitations, processes and procedures established by Semble for originating, servicing and collecting borrower loans, and for purchasing Notes from Semble through our platform.  In addition, the lender member must satisfy the minimum financial suitability standards and maximum investment limits, if any, established for the platform, as then in effect, in the state in which the lender member resides.  Prior to committing to a listing, lender members must transfer funds to an account maintained on our platform, which we refer to as a “funding account.”  The funding account holds all funds supporting a lender member’s bids and all Note payments payable to the lender member are deposited in the funding account.

Borrower Financial Information Cannot be Verified by Semble

We reserve the right in our member agreements to verify the accuracy of all statements and information provided by Semble borrower members and lender members in connection with listings, bids and borrower loans.  We may conduct our review at any time—before, during or after the posting of a listing, or before or after the funding of a borrower loan.  If we are unable to verify material information with respect to a Semble borrower member, listing or bid, we may cancel or refuse to post a listing, or cancel any or all bids against a listing.  We may also delay funding of a borrower loan in order to enable us to verify the accuracy of information provided by a Semble borrower member or a lender member in connection with the listing or bids, and to determine whether there are any irregularities with respect to the listing or bids.  We may also cancel the funding of a borrower loan, even if the listing garners a sufficient amount of purchase commitments for Notes to otherwise support the funding of the corresponding borrower loan, if material misstatements or inaccuracies are found in the listing or in other information provided by the Semble borrower member.

Semble Borrower Listings

We perform due diligence on our borrower members and their listings.  Our due diligence procedure includes verifying the legal status of the borrower member, the member’s authority to enter into loan transaction, to pledge any offered security, review of several years’ tax returns and financial statements, review of property tax statements and other information related to offered collateral and requesting and reviewing other information deemed necessary by us.  Although we attempt to perform due diligence on our borrower members and their listing information there can be no guarantees that borrower members will not provide false or misleading information nor is it possible for us to verify all information that may be provided by a borrower member.  Lender members should not rely on unverified information provided by Semble borrower members.

If the borrower members fail to provide satisfactory information in response to a verification inquiry, we may request additional information from the Semble borrower member or cancel the Semble borrower member’s listing or refuse to proceed with the funding of the borrower loan.

See “Risk Factors—Risks Related to Borrower Default—Information supplied by borrowers may be inaccurate or intentionally false” and “—Your recourse will be extremely limited in the event that borrower information is inaccurate for any reason” for more information.

Semble’s Note Repurchase and Indemnification Obligations

In the event Semble breaches any of our representations and warranties in the lender registration agreement pertaining to the Notes, and such breach materially and adversely affects a series of Notes, we will either: indemnify the lender members; repurchase the series of Notes; or cure the breach.  Semble is not obligated to repurchase or indemnify you if your investment is not realized in whole or in part due to fraud in connection with a listing for the underlying borrower loan, or due to false or inaccurate statements or omissions of fact in a borrower’s listing. If Semble repurchases a Note, only the outstanding principal balance will be returned to the lender member.

These limited circumstances do not include what could be construed as verifiable fraud on the part any borrower.  Semble has the exclusive right to investigate claims of verifiable fraud.  In the event that we conclude that verifiable fraud has occurred, Semble has full discretion on how to address indemnification or repurchase if any.

Borrower Loan Listings

Once a loan listing is completed by the borrower, the listing is posted on our website and then becomes available for viewing by lender members.  A borrower listing is a request by a Semble borrower member for a borrower loan in a specified amount, at an interest rate equal to the offered interest rate set forth in the listing. Borrower loans are secured obligations of not for profit borrower members with an interest rate determined by taking the weighted average of the lender set interest rates offered by lender members who wish to commit to purchase Notes corresponding to the requested borrower loan (but at a rate no greater than the offered interest rate) and with a specified loan term of between three to seven years.  Semble borrower members may currently request loans with a minimum principal amount of $50,000, which are subject to change from time to time.  Borrower loans may be repaid at any time by Semble borrower members without prepayment penalty.  A borrower loan will be made to a borrower member only if the borrower’s listing has received bids totaling the minimum required funding level set by the borrower and communicated in the borrower listing of the requested loan.

In addition to the Semble borrower’s requested loan amount, maximum interest rate (the offered interest rate net of the servicing fees), and term of the loan, lender members are able to view the following information if available:

●	the annual percentage rate and monthly payment amount on the requested borrower loan;
●	up to 3 years’ of the organization’s Form 990 tax returns;
●	up to 3 years’ of the organization’s financial statements (audited if available);
●	title report for real property owned by the organization and proposed to be pledged as security for the borrower loan;
●	UCC searches on personal property owned by the organization;
●	property tax statements for real property proposed to be pledged as security for the borrower loan;
●	Articles of Incorporation of the organization (as amended);
●	Bylaws of the organization (as amended)
●	Form 1023 filed by the organization (if available)
●

appropriate documentation authorizing the organization to enter into the loan transaction and pledge the security for the loan (may include resolutions of the board of directors/trustees, officer’s certificate and/or other appropriate documentation)

●	independent appraisal (if required by Semble) of real property proposed to be pledged as security for the borrower loan;
●	Phase 1 environment survey of real property proposed to be pledged as security for the borrower loan (if available);
●	any property survey for real property proposed to be pledged as security for the borrower loan (if available);
●	the purchase and sale agreement for any real property proposed to be pledged as security for the borrower loan that is being purchased;
●	loan documents for any obligations that will be in preferential position on title for any real property proposed to be pledged as security for the borrower loan;
●	year to date financial information for the borrower;

●	the number of lender members committed to purchasing Notes that will be dependent for payment on the borrower loan;
●	borrower pro-forma financial projections (if any);
●	answers to Semble generated questions which lenders are required to answer;
●	questions posted by lender members that are answered by the borrower;
●	the proposed property deed for real property proposed to be pledged as security for the borrower loan (if available); and
●	certificate of occupancy for real property proposed to be pledged as security for the borrower loan (if available).

Borrower listings may include photos of any real or personal property to be pledged as security for the borrower loan and the borrower’s narrative description of the intended use of loan proceeds.  Semble borrower members who respond to a lender member’s question will be required to have the question and answer posted publicly in the listing.  Lender members’ questions are not posted in the listing or displayed elsewhere on our website unless the Semble borrower member answers the question in which case the question and answer appears in the listing.

Borrower loan listing and borrower information available on our platform will be statements made in connection with the purchase and sale of securities, and therefore subject to Rule 10b-5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  In addition, information set forth in borrower loan listings filed in a Prospectus supplement will be subject to the liability provisions of the Securities Act.  In general, Section 10b-5 and the liability provisions of the Securities Act provide the purchaser of securities with a right to bring a claim against the issuer for damages arising from any untrue statement of material fact or failure to state a material fact necessary to make any statements made by the issuer not misleading.  In this Prospectus, we advise you of the limitations on the reliability of the information provided by Semble borrowers with respect to borrower listing.  Accordingly, a court could determine that Semble has advised you of all material facts regarding the information supplied by Semble borrowers and your recourse in the event this information is false or misleading may be extremely limited under the securities laws because you have been so advised.

How to Commit to Purchase Notes

Agreeing to purchase a Note is a binding commitment of the lender member to purchase a Note in the principal amount and at the stated interest rate agreed to by the lender member (the lender set rate) in the event the borrower listing receives commitments in an amount equal to the minimum required funding level which is determined by the borrower and communicated in the listing. Thus, the term “commit” as referenced in this document refers to the final step taken by any lender member after reviewing and accepting all of the disclosures relevant to the specific borrower loan corresponding to the Note(s) being purchased.  Lender members state the Note amount they are willing to commit to purchase and the interest rate they are willing to receive; the lender set rate.  If the borrower listing does not receive commitments in an amount at least equal to the amount requested by the borrower, within the prescribed time period, then the borrower request will be withdrawn and the borrower listing removed.

Currently, the minimum amount a lender member may commit to is $1,000, and the maximum amount a lender member may commit to on a listing is the lesser of the full amount of the requested borrower loan or the maximum allowed by any state laws applicable to the lender member.  The maximum aggregate amount a single lender member may commit to on our platform is currently $5,000,000 for individuals and $50,000,000 for institutions. Semble may change the minimum commitment amount or the maximum aggregate commitment amounts from time to time.

To make commitments, lender members may browse online through available listings displayed on our platform by not for profit type, desired borrower loan amount, maximum interest rate, and other borrower characteristics.  A lender member can commit to purchase Notes from as many listings as the lender member desires, subject to the aggregate lending limit. It is solely up to the individual lender members, in consultation with their investment, legal and tax/accounting advisors, to determine a diversification strategy in relation to any commitments on the platform.

If a listing receives Note purchase commitments in an aggregate amount in excess of  the full amount of the requested borrower loan, then the lender member commitments will be prioritized according to any pre-existing relationship between the borrower member and lender member and also (as needed) based upon the lender set rate committed to by the lender member.  Lender members having a pre-existing relationship with the borrower member will be given priority over lender members with no such pre-existing relationship.  In the event there are not sufficient commitments from lender members with a pre-existing relationship then enough commitments from lender members without a pre-existing relationship will be accepted in sufficient amounts to fully fund the borrower requested loan with priority given to those lender member commitments with the lowest lender set interest rates.  In the event the commitments from lender members with a pre-existing relationship are in excess of the borrower requested loan amount then priority will be given to those commitments with the lowest lender set rate.

In order to make Note purchase commitments on the listings, lender members must have funds on deposit in their Semble accounts in at least the amount of the lender member’s commitment.  Once commitments are made, they are irrevocable unless and until the borrower request is withdrawn, and lender members may not withdraw their commitment.  Prior to Semble funding the borrower loan, the amount of the commitment is not permitted to be withdrawn from the lender member’s Semble account.  Commitments expire automatically when a listing expires without having received commitments in the amount of the minimum required funding level or is withdrawn by a borrower or cancelled by Semble.  It is expected that a single listing will receive Note purchase commitments from many different lender members.

Borrower listings remain open and available; a) for the duration of the commitment period which is set forth in the listing, during which time lender members may make commitments to purchase Notes that will be dependent for payment on payments we receive on the borrower loans; b) until commitments are received for the full amount of the borrower loan request if such commitments exceed the amount requested; or c) the borrower member elects to close the commitment period early.  A borrower loan will not be made unless the listing has received commitments totaling the minimum required funding level.

It is expected that each requested borrower loan that gets funded will receive Note purchase commitments from many different lender members.

Treatment of Lender Member Balances

In order to make Note purchase commitments, lender members must have sufficient funds in their funding account at Semble.  This is accomplished by having each lender member either authorize an electronic transfer using the Automated Clearing House, or ACH, deliver a check, or wire transfer from the lender member’s designated and verified bank account to the account we currently maintain at [______________________] “for the benefit of” our lender members.  This so-called “FBO account” is a pooled account titled in our name “for the benefit of” our lender members.

Funds in the FBO account will always be maintained at an FDIC member financial institution.  Our individual members have no direct relationship with [_______________________] by virtue of participating on our platform as a borrower or lender member.  We maintain and administer the FBO account.  Under the FBO account, we maintain sub-accounts for each of our lender members on our platform to track and report funds committed by lender members to purchase Notes, as well as payments received from borrower members.  These record-keeping sub-accounts are purely administrative and reflect balances and transactions concerning the funds in the FBO account.  No Semble monies are ever commingled with the assets of lender members in the FBO account.

The FBO account is FDIC-insured on a “pass through” basis to the individual lender members, subject to applicable limits.  This means that each individual lender member’s balance is protected by FDIC insurance, up to the aggregate amounts established by the FDIC.  Other funds the lender member has on deposit with [______________________], for example, may count against the FDIC insurance limits.

Funds of a lender member may stay in the FBO account indefinitely.  Funds held in the FBO account do not earn interest.  Such funds may include funds in the lender member’s sub-account never committed to the purchase of Notes or committed to the purchase of Notes for which the listing for the corresponding borrower loan did not become a funded loan receive bids totaling the minimum required funding level, and may also include payments received from Semble related to Notes previously purchased.  Upon request by the lender member, we will transfer lender member funds in the FBO account to the lender member’s designated and verified bank account by ACH, check, or wire transfer, provided such funds are not already committed to the future purchase of Notes.

Borrower Loan Funding and Sale of Notes

Once a Semble borrower listing receives commitments from lender members totaling the loan amount requested, we proceed with the funding of the corresponding borrower loan through the sale of the Semble Borrower Notes to the lender members who committed to purchasing Notes in the series related to the corresponding borrower loan.

Borrower members execute an electronic borrower registration agreement at the time they post a listing on the platform.  After expiration of the commitment period for the listing (which may be shortened; See How to Commit to Purchase Notes) and upon satisfactory completion of securing lender commitments equal to or greater than the minimum required funding level, Semble will perform our pre-funding review leading up to the origination of the borrower loan by Semble to the borrower.  In addition, the loan documents, which will include a loan agreement, promissory note, and deed(s) of trust, will be drafted and delivered to the borrower for execution in favor of Semble in the amount of the requested borrower loan which is to be funded.

At the same time, upon funding of the loan Semble will issue a Note(s) to each lender member and register the Note on our books and records corresponding to the borrower loan.  We transfer the principal amount of the Note from the lender member’s sub-account under the FBO account to the bank account for the third party escrow company by ACH or wire transfer for the benefit of the specific escrow file in relation to the funding of the corresponding borrower loan.  This transfer represents the payment by the lender member of the purchase price for the Note.

Once the loan documents are completed and the specific documents which must be recorded prior to funding have been recorded, the funds in escrow will be directed pursuant to the applicable receiving parties outlined in the use of proceeds schedule determined by the borrower and communicated in the borrower listing.  Each time a borrower loan is funded, the borrower is charged a transaction fee, paid to Semble, equal to a percentage of the amount of the borrower loan which is a calculation set on a declining percentage schedule related to the size of the borrower loan but never more than two percent (2%).  In addition, all third party closing costs associated with the borrower loan will be paid out of the borrower loan funds as an obligation of the borrower.

The loan documents and the borrower registration agreement contain customary agreements and covenants requiring the borrower members to repay their borrower loans and describing the process of posting listings and obtaining loans through our platform.  Borrowers authorize the loan proceeds to be disbursed by ACH or wire transfer into the escrow account used for dispersing loan funds.  We maintain custody of the loan documents evidencing borrower loans and the Notes sold to lender members in electronic form on our platform.  The lender registration agreement provides that, in the event of a material breach of our representations and warranties pertaining to a Note, we must; cure the defect, repurchase the Note or indemnify and hold the lender member harmless against losses resulting from the breach.

Loan Servicing and Collection

Following Semble’s origination of borrower loans and our sale of Notes corresponding to the borrower loans, we begin servicing the borrower loans and Notes.  We collect payments from borrowers on borrower loans and transfer those payments, net of servicing fees, to FBO sub-accounts of the lender members who own Notes corresponding to the borrower loan.  The payment transfer dates will fall on the sixth day after the due date for each installment of principal and interest on the corresponding borrower loan.  We will transfer payments to the lender member FBO sub-accounts on the sixth day after the due date for each installment of interest and/or principal on the corresponding borrower loan.  We will have no obligation to transfer any amounts to lender members’ FBO sub-accounts if we do not receive a payment on the corresponding borrower loan.

To the extent we do not receive the anticipated payments on a borrower loan, we will not make any payments on the Notes related to that borrower loan, and a holder of a Note will not have any rights against Semble or the borrower member in respect of the Note or the borrower loan corresponding to such holder’s Note.  Each Note holder’s right to receive principal and interest payments and other amounts in respect of that Note is limited in all cases to the holder’s pro rata portion of the amounts received by Semble in connection with the corresponding borrower loan, including without limitation, all payments or prepayments of principal and interest, subject to servicing fees and charges retained by Semble, or a third party as set forth in the following chart.

Description of Fee	Fee Amount	When Fee is Charged	Effect on Lender Member

Semble Borrower Notes

Servicing fee

A rate of up to 5% applied to the interest related portion of installment payments made by the borrower.  The servicing fee maximum percentage is disclosed in all borrower listings and is posted in the Fees and Charges section of the Semble website. The amount of the maximum service fee chargeable by Semble is subject to change from time to time but will not change, as to a particular loan, during the course of that loan.

The servicing fee is payable on all payments received on borrower loans which have attributable interest costs, including, without limitation, partial or full repayments made toward a borrower’s loan.

The interest rate, as set forth in the Notes, payable to lender members will be less than the amount of interest paid to Semble, pursuant to the corresponding borrower loans, by borrower members.  The servicing fee will reduce the amount of interest paid to the lender member below the amount of interest paid to Semble by the borrower as the servicing fee is deducted from the amount of interest payments paid to Semble by the borrower.

Non-sufficient funds fee	$25, unless a lesser amount is required by applicable law.	First failed payment for each billing period.	Semble retains 100% of the non-sufficient funds fees to cover its administrative expenses.

Late payment fee	Equal to 5% of the unpaid installment amount unless a lesser amount is required by applicable law.	After 15-day grace period, Semble assesses a late fee. The late payment fee is charged only once per payment period.	Any late payment fees Semble receives are paid to the lender members, pro-rata, and no servicing fee is deducted.

Collection Charges

Semble, in our sole discretion, can handle any and all collections related to borrower loans. We may charge a collection fee which could be as much as 5% of any amounts that are obtained, in addition to any legal fees or other costs incurred in the collection effort.  The collection charge is subject to change from time to time and is posted in the Fees and Charges section of the Semble website.

After a borrower loan becomes past due, Semble may remain the servicer to handle any collection issues. Collection charges and any related legal fees are only charged if delinquent amounts are collected.

Semble’s servicing fee is also deducted from the net payments Semble receives as a result of any collection efforts on a delinquent borrower loan.

Lender members will not receive any collection fees we charge, which fees will be retained by the party charging the fees as additional servicing compensation.

The collection fees and any related legal fees will be deducted from any borrower loan payments Semble receives. While these fees are an obligation assessed to the borrower loan, there is the potential they will reduce the lenders’ effective yield, and are not reflected in the yield percentage shown on the Semble borrower listing.

Loan modification fees	Semble will not charge a fee for restructuring a borrower loan.	Semble may work with a borrower member to restructure a loan which may, among other things, result in a new payment plan for the borrower loan.	Not applicable.

Our procedures for collecting borrower loan payments generally involve the automatic debiting of borrower bank accounts by ACH transfer or receipt of checks.  Such funds are transferred to a master servicing account in our name.  Thereafter, we make payments on the Notes by transferring the appropriate funds from the master servicing account to the FBO account and allocating amounts received on specific borrower loans to the appropriate lender member’s sub-account.  We transfer amounts due to us for servicing from the master servicing account to another operating account of ours.  A lender member may transfer uncommitted funds out of his or her FBO sub-account by ACH transfer or check to the lender member’s designated bank account at any time, subject to normal execution times for such transfers.

We will make payments on the Notes upon receiving payments under the corresponding borrower loan, in accordance with the payment schedule for each Note.  Each Note will have a payment schedule providing for monthly payments of principal and/or interest over a term equal to the corresponding borrower loan.  For Notes, the payment dates will fall on the sixth day after the due date for each installment of principal and interest on the corresponding borrower loan.  The stated interest rate on each Note will be the final interest rate paid to lender members on the Note(s) purchased by them (the lender set rate).

We will disclose on our website to the lender members regarding borrower members’ payment performance on borrower loans.  We will continue to service any borrower loans that go into default for a period of at least ninety (90) days following default.  During that period we will attempt to try and arrange a “work-out” program with the borrower member or re-structure the loan (with any necessary consent of the holders of the Notes in the series corresponding to the borrower loan in default).  In the event a loan falls into default and no work-out or restructure program is approved, unless we engage a third-party collection agency, we will conduct all collection activities pertaining to the defaulted loan.

We will keep lender members apprised of the delinquency status of borrower loans by identifying delinquent loans on our website as “1 month late,” “2 months late,” “3 months late,” or “current.”  Through their online Semble account, lender members are able to monitor the borrower loans corresponding to their Notes, but cannot participate in or otherwise intervene in the collection process.

Borrowers on borrower loans may seek protection under federal bankruptcy law or similar laws.  If a borrower files for bankruptcy (or becomes the subject of an involuntary petition), a stay will go into effect that will automatically put any pending collection actions on the borrower loan on hold and prevent further collection action absent bankruptcy court approval.  If we receive notice that a borrower has filed for protection under the federal bankruptcy laws, or has become the subject of an involuntary bankruptcy petition, we will put the borrower’s loan account into “bankruptcy status.”  When this occurs, we terminate any automatic monthly ACH debits on borrower loans and we will not undertake collection activity without bankruptcy court approval.  Whether any payment will ultimately be made or received on a borrower loan after a bankruptcy status is declared depends on the borrower’s particular financial situation.  If the proceeding is a Chapter 7 bankruptcy filing seeking liquidation, we attempt to determine if the proceeding is a “no asset” proceeding, based on instructions we receive from the bankruptcy court.  If the proceeding is a “no asset” proceeding, we take no further action against the borrower and would only focus on foreclosure on asset(s) in which lien(s) are filed securing the borrower loan at the point the court approves such action.

In all other cases, we file a proof of claim involving the borrower member.  The decision to pursue additional relief beyond the proof of claim in any specific matter involving a borrower member will be entirely within our discretion and will depend upon our view of the costs and benefits of any proposed action.

Regardless of our action specific to the borrower in any bankruptcy proceedings, for borrower loans that have specific asset(s) of the borrower pledged as security, Semble will take appropriate steps, at the direction of the courts, to foreclose on the asset(s) and to liquidate the foreclosed asset to satisfy the outstanding borrower loan.  There are no assurances that foreclosure will result in any proceeds being made available for distribution to the lender members holding Notes corresponding to the borrower loan secured by the foreclosed asset(s).  Further, collection through foreclosure will result in additional fees and costs being incurred by Semble.  Any funds realized from foreclosed assets will be applied (i) to collection expenses and fees, (ii) to outstanding interest costs which includes the servicing fee, (iii) to accrued fees (i.e. late fees and insufficient funds), and (iv) principal payments.

SUMMARY OF MATERIAL AGREEMENTS

Indenture and Form of Notes

General

Our Non-Recourse Borrower Payment Dependent Notes or “Notes” will be issued in series under the indenture entered into between Semble and the indenture trustee.  Each series of Notes will correspond to one borrower loan.  Each series of Notes are dependent for payment on payments we receive on the corresponding borrower loan.

All series of Notes will be U.S. dollar denominations and have a fixed rate of interest that will be less than the interest rate charged on the corresponding borrower loan and an aggregate stated principal amount equal to the principal amount of the corresponding borrower loan.  Notwithstanding the foregoing, we have no obligation to make any payments on the Notes unless, and then only to the extent that, we have received payments on the corresponding borrower loan.  The Notes and their corresponding borrower loan promissory note will also be capable of full or partial prepayment without penalty.

The indenture will not limit the aggregate principal amount of Notes that Semble can issue under the indenture or the maximum allowable principal amount related to each series of Notes.  The aggregate principal amount of Notes of each series will equal the principal amount of the corresponding borrower loan.  We will use all proceeds we receive from sales of the Notes to originate the corresponding borrower loans.

Maturity Dates

The Notes will have a term of 3 to 7 years.  If there are amounts owing to Semble in respect of the corresponding borrower loan at the initial maturity of a Note, the term of the Note will be automatically extended by two years, which we refer to as the “final maturity,” to allow the Note holder to receive any payments that we receive on the corresponding borrower loan after the maturity of the corresponding borrower loan.  However, because we may, subject to our servicing standard, amend or modify the borrower loan at any time after it becomes delinquent and upon receiving mutual acceptance to do so, such borrower loans may never reach the final maturity date.  Following the final maturity of a Note, the holder of that Note will have no right to receive any further payments from Semble even if the borrower under the corresponding borrower loan, or a bankruptcy trustee, subsequently remits payments to Semble or the back-up servicer of the borrower loan.

Ranking

The Notes will be unsecured special, limited obligations of Semble.  Semble will be obligated to make payments on each Note in a series only if and to the extent that Semble receives principal or interest payments from the borrower on the corresponding borrower loan purchased by Semble with the proceeds of that series.  As borrower loan payments are received such payments, net of the servicing fee, will be distributed, pro-rata, to the holders of the Notes in the series corresponding to the borrower loan for which the payment was received.  In the event of a bankruptcy or similar proceeding of Semble, the relative rights of a holder of a Note as compared to the holders of other unsecured indebtedness of Semble, with respect to payment from the proceeds of the borrower loan corresponding to that Note, or other assets of Semble is uncertain.  To limit the risks to the lender members in the event of Semble’s insolvency, Semble will grant the trustee under the indenture for the Notes, referred to as the “indenture trustee,” a security interest in Semble’s right to payment under, and all proceeds received by Semble on, the corresponding borrower loans and in the bank account in which the borrower loan payments are deposited.  The indenture trustee may exercise its legal rights to the collateral only if an event of default has occurred under the indenture.

The indenture will not contain any provisions that would limit Semble’s ability to incur indebtedness in addition to the Notes.

Payments and Paying Agents

Subject to the limitations described below under “Limitations on Payments,” we will make payments of principal and interest on the Notes upon receiving borrower loan payments in respect of the corresponding borrower loan, in accordance with the payment schedule for each Note.  Each Note will have a payment schedule providing for monthly payments over a term equal to the corresponding borrower loan.  The payment dates will fall on the sixth day after the due date for each installment of principal and interest on the corresponding borrower loan.  We will transfer payments to the lender member FBO sub-accounts on the sixth day after the due date for each installment of interest and/or principal on the corresponding borrower loan.  We will have no obligation to transfer any amounts to lender members’ FBO sub-accounts if we do not receive a payment on the corresponding borrower loan.

We request an ACH or check payment from a borrower on the business day prior to the payment due date, and normally receive payment the following business day.  A borrower’s loan payment is initially deposited in our servicing account upon receipt and is not distributed to the lender member’s funding account until the sixth business day after the payment was requested and the short return window for funds has expired.  Lenders members can review their account statement online and see that it received payment on the Notes on the sixth business day.  Upon maturity of the Note, the same process occurs.  Although payment to lender members under the Notes is made six business days after the applicable payment and maturity date, Semble treats the payment date and maturity date of the Note to be the same as the dates set forth in the corresponding borrower loan.

Lender members will make commitments to purchase Notes bearing an interest rate set by the lender member; the lender set rate.  The lender set rate can be no more than the interest rate offered by the borrower member in the borrower member’s listing; the offered interest rate.  The offered interest rate by the borrower member will be set at no less than 100 basis points above the then applicable AFR.  The lender set rate applicable to each Note in a series may vary from Note to Note.  The stated interest rate on the borrower loan will be the weighted average of the lender set interest rates.  The actual payments of interest received by the lender members on Note(s) purchased will be less than the amounts of interest paid to Semble by the borrowers on the corresponding borrower loans because Semble will deduct the servicing fees from the interest amounts received from the borrowers and before paying the lending members.  The actual payments of principal will be unaffected by the servicing fees.

“Business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is (1) not a day on which the Automated Clearing House system operated by the U.S. Federal Reserve Bank (the “ACH System”) is closed and (2) not a day on which banking institutions in San Francisco, California or New York, New York are authorized or obligated to close.

Limitations on Payments

Subject to the servicing fees described below, payments of principal and interest received from borrowers on borrower loans will be forwarded by Semble to the holder of the Notes corresponding to the borrower loan.  Each Note holder’s right to receive principal and interest payments and other amounts in respect of that Note is limited in all cases to the holder’s pro rata portion of the amounts received by Semble in connection with the corresponding borrower loan taking into account that each Note may have a slightly different lender set rate that would impact the Note’s share of interest payments, including without limitation, all payments or prepayments of principal and interest, subject to servicing fees charged by Semble.  As compensation for servicing the borrower loans and Notes, Semble shall be entitled to retain a servicing fee of up to 5% on the payments of interest received on the borrower loans.  The interest portion of any borrower loan payment includes any interest related to prior installment periods that have not been satisfied and thus has accrued to the principal balance of the loan.  This accrued balance will be separately tracked within the borrower loan schedule.  Semble’s servicing fee rates are subject to change from time to time, and are posted in the Fees and Charges section of the Semble website but would not impact existing Notes.  Servicing fees will not reduce the total amount of principal received by lender members on their Note(s) as the servicing fees are paid out of the interest received from the borrower members.  The servicing fee rate will be disclosed in all borrower listings.  The servicing fee is payable on all payments of interest received on borrower loans corresponding to the Notes, including, without limitation partial payments of interest made on a borrower’s loan.  We will not pay you any non-sufficient funds fees or collection fees we or a third-party charge, and such fees will be retained by the party receiving the fee as additional servicing compensation. Semble will pay you any late fees we receive on borrower loans.  Any prepayments received on borrower loans corresponding to Notes will be paid ratably to the Note holders.

The “non-sufficient funds fee” is a fee charged by Semble or a third-party servicer when a payment request is denied or a check is returned unpaid for any reason, including but not limited to, insufficient funds in the borrower member’s bank account or the closing of that bank account.  The non-sufficient funds fee currently charged by Semble on borrower loans is $25 or such lesser amount permitted by law.  To the extent we do not receive the anticipated payments on a borrower loan, we will not make any payments on the Notes related to that borrower loan, and a holder of a Note will not have any rights against Semble or the borrower member in respect of the Note or the borrower loan corresponding to such holder’s Note.

Prepayments

To the extent that a borrower member prepays a corresponding borrower loan, such prepayment amount will be a borrower loan payment and holders of Notes related to that corresponding borrower loan will be entitled to receive their pro rata shares of the prepayment taking into account the lender set rates applicable to each Note, net of applicable servicing fees paid out of any interest payments included in the amount paid by the borrower.

Servicing Covenant

We are obligated to use commercially reasonable efforts to service and collect on borrower loans, in good faith, accurately and in accordance with industry standards customary for servicing loans such as the borrower loans.  In the event a borrower loan is in default, Semble may maintain servicing responsibilities associated with collecting past-due payments from borrower and, if deemed appropriate by Semble, manage the formal collection process involved in initiating legal action and/or foreclosure on pledged collateral.  We will continue to service any borrower loans that go into default for a period of at least ninety (90) days following default.  During that period we will attempt to try and arrange a “work-out” program with the borrower member or restructure the loan (with any necessary consent of the holders of the Notes in the series corresponding to the borrower loan in default).  Following the ninety day period and in the event no work-out or mutually accepted restructure is approved, we will conduct all necessary collection activities pertaining to the defaulted loan unless we engage a third-party collection agency.  We will also be obligated to use commercially reasonable efforts to maintain backup servicing arrangements providing for the servicing of the borrower loans.  In servicing borrower loans we may, in our discretion, utilize affiliated or unaffiliated third party loan servicers, collection agencies or other agents or contractors.  Semble is obligated to use commercially reasonable efforts to service and collect the borrower loans in accordance with prudent industry standards for loans of the same general type and character.

In the event the terms of any borrower loan are modified, we will notify the lender members via email of the material terms of the borrower loan modifications and the effect such changes will have on their Notes, including changes to payments they will receive under the Notes.

Notification Requirements

Under the lender registration agreement, we agree to notify lender members within 90 days after we become aware that we have breached our representations and warranties under the lender registration agreement and notify them that we have elected to cure the breach or repurchase the applicable Note.  We will keep lender members apprised of the delinquency status of borrower loans by identifying delinquent loans on our website as “1 month late,” “2 months late,” “3 months late,” or “current.”  Lender members are able to monitor the borrower loans corresponding to their Notes, but cannot participate in or otherwise intervene in the collection process.

If a default with respect to the Notes of any series occurs and is continuing and if it is known to the trustee, the trustee is required to notify each holder of the Notes the subject of a default within 90 days after it occurs.  The trustee may withhold the notice if and so long as a committee of its trust officers in good faith determines that withholding the notice is in the interests of the holders of the Notes of such series, except for defaults caused by Semble failure to make principal and interest payments when required.

In addition, if required by Section 313(a) of the Trust Indenture Act of 1939, within 60 days after each [___________] beginning with the [____________] following the date of the Indenture, the Trustee shall mail or transmit electronically to each holder of Notes a brief report dated as of such [___________] that complies with Trust Indenture Act Section 313(a).

Consolidation, Merger, Sale of Assets

The indenture prohibits us from consolidating with or merging into another business entity or conveying, transferring or leasing our properties and assets substantially as an entirety to any business entity, unless:

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the surviving or acquiring entity is a U.S. corporation, limited liability company, partnership or trust and it expressly assumes our obligations with respect to the outstanding Notes by executing a supplemental indenture;

●	immediately after giving effect to the transaction, no default shall have occurred or be continuing; and
●

we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the transaction, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the indenture and all conditions precedent relating to such transaction have been complied with.

Denominations, Form and Registration

We will issue the Notes only in registered form and only in electronic form.  This means that each Note will be stored on our website.  You can view a record of the Notes you own and the form of your Notes online and print copies for your records, by visiting your secure, password-protected webpage in the “My Account” section of our website.  We will not issue certificates for the Notes.  Lender members will be required to hold their Notes through our electronic Note register.

The laws of some states in the United States may require that certain persons take physical delivery in definitive, certificated form, of securities that they own.  This may limit or curtail the ability of such persons to purchase Notes.  We reserve the right to issue certificated Notes only if we determine not to have the Notes held solely in electronic form.

We and the trustee will treat the lender members in whose names the Notes are registered as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever with respect to the Notes.

Restrictions on Transfer

The Notes will not be listed on any securities exchange.  All Notes must be held by our lender members. The Company intends to, at some point in the future, establish a trading platform to allow lender member’s to transfer the Notes.  However, there are no guarantees that Semble will establish such a trading platform for the Notes or that if such a trading platform is established that a market for Notes will develop.  As such the Notes will not initially be transferable and may never be transferable by lender members and lender members must be prepared to hold their Notes to maturity.

No Sinking Fund

The Notes are fully amortizing and will not have the benefit of a sinking fund.

Events of Default

Under the terms of the indenture, any of the following events will constitute an event of default for a series of Notes:

●	our failure to make required payments on the Notes for thirty days past the applicable due date;
●

our failure to perform, or the breach of, any other covenant for the benefit of the holders of the Notes of such series which continues for 90 days after written notice from the Trustee or holders of 25% of the outstanding principal amount of the debt securities of all series for which such default exists as provided in the indenture, subject to an additional 90 day cure period; or

●	specified events relating to our bankruptcy, insolvency or reorganization.

It is not a default or event of default under the terms of the indenture if we do not make payments when a borrower does not make payments on the borrower loan corresponding with the particular series of Notes.  In that case, we are not required to make payments on the Notes, so no default occurs.  See “Risk Factors—Risks Related to Borrower Default,” for more information.  An event of default with respect to one series of Notes is not automatically an event of default for any other series.

To limit the risk of Semble’s insolvency, Semble will grant the indenture trustee a security interest in Semble’s right to payment under, and all proceeds received by Semble on, the corresponding borrower loans and in the bank account in which the borrower loan payments are deposited.  The indenture trustee may exercise its legal rights to the collateral only if an event of default has occurred under the indenture.  Only the indenture trustee, not the holders of the Notes, will have a direct secured claim to the above collateral.

If an event of default occurs due to bankruptcy, insolvency or reorganization as provided in the indenture, then the stated principal amount of the Notes shall become due and payable immediately without any act by the trustee or any holder of Notes.

The holders of a majority (in aggregate principal amount) of the outstanding Notes of any series, by notice to the trustee (and without notice to any other holders of Notes), may on behalf of the holders of all Notes of the series waive an existing default with respect to such Notes and its consequences except (1) a default in the payment of amounts due in respect of such Notes or (2) a default in respect of a provision of the indenture that cannot be amended without the consent of each holder affected by such waiver.  When a default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other default or impair any consequent right.

A holder of any Note of any series may not institute a suit against us for enforcement of such holder’s rights under the indenture or pursue any other remedy with respect to the indenture or the Notes unless:

●	the holder gives to the trustee written notice stating that an event of default with respect to the Notes is continuing;
●	the holders of at least 25% in aggregate principal amount of the outstanding Notes of that series make a written request to the trustee to pursue the remedy;
●	such holder or holders offer to the trustee security or indemnity satisfactory to it against any loss, liability or expense satisfactory to the trustee;
●	the trustee does not comply with the request within 60 days after receipt of the notice, the request and the offer of security or indemnity; and
●	the holders of a majority in aggregate principal amount of the outstanding Notes of that series do not give the trustee a direction inconsistent with such request during such 60-day period.

The indenture will require us every year to deliver to the trustee a statement as to performance of our obligations under the indenture and as to any defaults.

Satisfaction and Discharge of the Indenture

The indenture will generally cease to be of any further effect with respect to a series of Notes if:

●	all of the Notes of that series (with certain limited exceptions) have been delivered for cancellation; or
●

all Notes of that series not previously delivered for cancellation have become due and payable or will become due and payable within one year and we have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity all of the amounts due with respect to those Notes.

In either case, we must also pay or cause to be paid all other sums payable under the indenture by us and deliver to the trustee an officers’ certificate and opinion of counsel stating that all conditions precedent to the satisfaction and discharge of the indenture have been complied with.

The indenture does not contain any provisions for legal or covenant defeasance of the Notes.

Governing Law

The indenture and the Notes will be governed by the laws of the State of Washington without regard to any principle of conflict of laws that would require or permit the application of the laws of any other jurisdiction.

Information Concerning the Trustee

Semble will select a trust company to serve as the trustee under the indenture.  From time to time, we may maintain trust accounts and may conduct other transactions with the trustee and its affiliates in the ordinary course of business.  If the trustee becomes a creditor of ours, the trustee will be subject to the provisions of the Trust Indenture Act regarding the collection of claims against us.  The trustee and its affiliates will be permitted to engage in other transactions; however, if they acquire any conflicting interest, the conflict must be eliminated or the trustee must resign.

Lender Registration Agreement

When a lender member registers on the platform, the lender member enters into a lender registration agreement with us that governs the lender member’s purchases of Notes from time to time from us.  Under the agreement, we provide the lender member the opportunity through the platform to review borrower loan requests and purchase Notes and instruct us to apply the proceeds from the sale of each Note to facilitate the funding of, and our purchase of, a specific borrower loan the lender member has designated.

Under the agreement, the lender member must commit to purchase a Note prior to the origination of the borrower loan to which the Note corresponds.  At the time the lender member commits to purchase a Note on a listing, the lender member must have sufficient funds in the lender member’s account with us to complete the purchase, and the lender member will not have access to those funds for as long as the lender member is committed on the listing.  Once the lender member makes a purchase commitment by bidding, it is irrevocable.  If the borrower listing does not receive purchase commitments for Notes totaling the amount of the minimum required funding level requested by the borrower and communicated through the listing, then we will inform the lender member and release him/her/it from the purchase commitment.

The lender member agrees that the lender member has no right to collect or attempt to collect from any borrower, directly or through any third party, any amount owing under any of the lender member’s Notes or on any of the borrower loans that correspond to the lender member’s Notes.

The lender member acknowledges that the Notes are intended to be debt instruments issued by Semble that have original issue discount (OID) for U.S. federal income tax purposes and agrees not to take any position inconsistent with that treatment of the Notes for tax, accounting, or other purposes, unless required by law.  The lender member also acknowledges that the Notes will be subject to the OID rules of the Internal Revenue Code of 1986, as amended, as described below under “About the Platform—Material U.S. Federal Income Tax Considerations—Taxation of Payments on the Notes.”

Representations and Warranties

The agreement describes the limitations on payments on the Notes, and the lender member acknowledges that:

●	payment on the Notes, if any, depends entirely on the receipt of payments by Semble in respect of the corresponding borrower loan;
●

Semble does not warrant or guarantee in any manner that the lender member will receive all or any portion of the principal or interest the lender member expects to receive on any Note or realize any particular or expected rate of return;

●	the amount received on a Note, if any, is specifically restricted to payments made by Semble equal to the payments made by the borrower under the corresponding borrower loan, net of servicing fees;
●	we do not make any representations as to a borrower’s ability to pay and do not act as a guarantor of any corresponding borrower loan payment or payments by any borrower.

Under the agreement, the lender member represents and warrants to Semble that:

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the lender member meets any minimum financial suitability standards and maximum investment limits established for the platform, as then in effect, or as set forth in a supplement to the Prospectus for residents of the state in which lender member resides and agrees to provide us with any additional documentation as we may require to verify such compliance;

●	the lender member has received the Prospectus and the indenture, including the form of Note;
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the lender member has the legal competence and capacity, or corporate power and authority, to execute and perform the lender registration agreement and the lender registration agreement has been duly authorized, executed and delivered;

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the lender member has complied in all material respects with applicable federal, state and local laws in connection with the lender member's execution and performance of the lender member’s obligations under the lender registration agreement;

●	if the lender member is a legal entity, the execution and performance of the lender registration agreement does not violate any provision of its charter documents; and
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if the lender member is a legal entity, the execution and performance of the lender registration agreement will not constitute or result in a breach or default under, or conflict with, any legal requirement or any agreement to which the lender member is bound.

Under the agreement, Semble represents and warrants to the lender member that:

●	we have complied in all material respects with applicable federal, state and local laws in connection with the offer and sale of the Note;
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the Note has been duly authorized and, following payment of the purchase price by the lender member and electronic execution, authentication and delivery, the Note will constitute a valid and binding obligation of Semble enforceable against Semble in accordance with its terms, except as the enforcement of the Note may be limited by applicable bankruptcy, insolvency or similar laws;

●	prior to a lender member’s purchase of a Note, the loan proceeds have been fully disbursed to the borrower under the corresponding borrower loan;
●	Semble has made commercially reasonable efforts to authenticate and verify the identity of the borrower obligated on the borrower loan that correspond to the Note; and

In addition, we represent and warrant to the lender member, as of the date of the agreement and the date a commitment to purchase a Note is made, that:

●	we are a duly organized and validly existing corporation in good standing under the laws of Nevada and have corporate power to enter into and perform our obligations under the agreement;

●	the agreement has been duly authorized, executed and delivered by Semble; and
●

the Indenture has been duly authorized by Semble and qualified under the Trust Indenture Act of 1939 and constitutes a valid and binding agreement of Semble, enforceable against Semble in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency or similar laws.

Remedies

If we breach any of our representations and warranties and such breach materially and adversely affects a lender member’s interest in a Note, we agree to, cure the breach, if the breach is susceptible to cure, repurchase the Note, or indemnify and hold the lender member harmless against all losses (including losses resulting from the nonpayment of the Note), damages, expenses, legal fees, costs and judgments resulting from any claim, demand or defense arising as a result of the breach.

We will determine, in our sole discretion, if a breach is susceptible to cure, whether to cure such breach, repurchase the Note or indemnify the lender member with respect to the Note.  If we elect to repurchase a Note, we will pay the lender member an amount equal to the remaining outstanding principal balance of the Note as of the date of repurchase. Upon any repurchase, the Note is transferred and assigned to Semble, without recourse, and we are authorized to execute any endorsements or assignments necessary to effectuate the transfer and assignment of the Note on behalf of the lender member.

We will notify a lender member within 90 days after we become aware that we have breached our representations and warranties under the agreement such that cure or repurchase of the Note is required, at which time we will notify the lender member of our election to cure the breach or repurchase the note.

We are not obligated to repurchase a Note from a lender member if his or her investment is not realized in whole or in part due to fraud in connection with a listing or due to false or inaccurate statements or omissions of fact in a borrower’s listing, whether in credit data, borrower representations, user recommendations, group affiliations or similar indicia of borrower intent and ability to repay the Notes.

Servicing

The agreement provides that we must use commercially reasonable efforts to service and collect the borrower loans in accordance with industry standards customary for loans of the same general type and character as the borrower loans.

The agreement also provides that we must service all Notes, and all borrower loans, both before and after default.  Any amounts received by Semble on borrower loans will be forwarded to the holders of the Notes corresponding to the borrower loan, subject to applicable servicing fees.  In servicing borrower loans, we may, in our discretion, utilize affiliated or unaffiliated third party loan servicers or other agents or contractors.

The agreement provides that we shall be entitled to retain from payments received on the borrower loans a servicing fee calculated by the application of a servicing fee rate applied to the associated interest payments of the Notes, and that our servicing fee rates are posted in the Fees and Charges section of the Semble website, and are subject to change at any time without notice.  The applicable servicing fee rate will be disclosed in all listings.  The Agreement provides that the servicing fee on each Note will be the amount of the servicing fee in effect at the time the listing for the loan evidenced by the Note was posted, and will remain unchanged for the term of the Note.

Servicing fees are payable monthly by deduction from each borrower member’s payment of interest prior to transferring the payment, on a pro-rata basis, to the holders of the corresponding series of Notes.  Lender members will not receive non-sufficient funds fees or collection fees we or a third-party servicer may charge, and such fees will be retained by the party receiving the fee as additional servicing compensation.  We will pay lender members any late fees we receive on borrower loans.  Any prepayments received on borrower loans will be paid ratably to the Note holders, subject to applicable servicing fees.

Borrower Registration Agreement

When a borrower member registers on the platform, the borrower member enters into a borrower registration agreement with us that governs any loan obtained by the borrower member.  Under the agreement, we provide the borrower member the opportunity, through the platform to post loan requests or “listings” for lender members who may be interested in committing to facilitate the funding of a loan to the borrower member by Semble.

Under the agreement, to post a listing the borrower member agrees to provide the amount of the loan requested and the maximum interest rate the borrower member is willing to pay, subject to a minimum interest rate assigned to the listing.  The borrower must also submit to due diligence to be performed by Semble and its lender members by submitting certain required information including tax returns, financial statements, property tax statements, and other information that may be required or requested by Semble or the lender members. Each listing that a borrower member posts is a request for a loan in the amount specified in the listing, at the maximum interest rate set forth in the listing, should the listing be matched with a commitment, or commitments totaling the amount of the borrower member’s requested loan.  The borrower member agrees that it will have the right to withdraw the listing at any time prior to expiration of the listing; however, the borrower member does not have the right to rescind any loan.  Borrower members agree not use the Semble website to obtain, or attempt to obtain, a loan for someone other than themselves.

Under the agreement, borrower members agree that Semble lender members will be able to review their posted listings, and facilitate the funding of borrower loans by committing funds to the purchase of Notes issued by Semble to these lenders, that are dependent for payment on the payments received from the borrower members on their borrower loans.  The commitment by lender members to purchase Note(s) equal to the minimum required funding level amount up to the full amount of the requested loan amount will result in a loan from Semble to the borrower member, subject to our right to verify the information as provided in the agreement.

The borrower members agree that if a loan is received, they must pay Semble an origination fee.  The current fee schedule for this amount is posted in the Fees and Charges section of Semble’s website.  If the borrower member does not make their loan payments on time, Semble will have all of the remedies authorized or permitted by the promissory note and applicable law.  We may report loan payment delinquencies in excess of thirty (30) days to one or more reporting agencies in accordance with applicable law.

Semble does not warrant or guarantee (1) that a borrower member’s listing will be matched with any commitments, (2) that a borrower member will receive a loan as a result of posting a listing, or (3) that if a borrower member’s listing is matched with commitments, the borrower member will receive a loan with an interest rate less than the maximum rate specified in the listing.

Semble may in its sole discretion, with or without cause, terminate the agreement at any time by giving the borrower member notice.  Semble also has the right to change any term or provision of the agreement or of the Semble Terms and Conditions, provided, however, Semble does not have the right to change any term or provision of a promissory note evidencing a loan to which the borrower member is a party except as authorized in the promissory note and where mutual acceptance is received from the corresponding Note holders.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion sets forth the material U.S. federal income tax considerations generally applicable to our lender members who purchase Notes.  This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (“Treasury Regulations”), administrative pronouncements of the U.S. Internal Revenue Service (“IRS”) and judicial decisions, all as currently in effect and all of which are subject to change and to different interpretations.  Changes to any of the foregoing authorities could apply on a retroactive basis, and could affect the U.S. federal income tax consequences described below.

This discussion does not address all of the U.S. federal income tax considerations that may be relevant to a particular lender member’s circumstances, and does not discuss any aspect of U.S. federal tax law other than income taxation or any state, local or non-U.S. tax consequences of the purchase, ownership and disposition of the Notes.

This discussion applies only to lender members who hold the Notes as capital assets within the meaning of the Code (generally, property held for investment).  This discussion does not address U.S. federal income tax considerations applicable to lender members that may be subject to special tax rules, such as:

●	securities dealers or brokers, or traders in securities electing mark-to-market treatment;
●	banks, thrifts or other financial institutions;
●	insurance companies;
●	regulated investment companies or real estate investment trusts;
●	tax-exempt organizations;
●	persons holding Notes as part of a “straddle,” “hedge,” “synthetic security” or “conversion transaction” for U.S. federal income tax purposes, or as part of some other integrated investment;
●	partnerships or other pass-through entities;
●	persons subject to the alternative minimum tax;
●	certain former citizens or residents of the United States;
●	non-U.S. Holders (as defined below); or
●	“U.S. Holders” (as defined below) whose functional currency is not the U.S. dollar.

As used herein, a “U.S. Holder” is a beneficial owner of Notes that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if (A) a United States court has the authority to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined under the Code) are authorized to control all substantial decisions of the trust or (B) it has a valid election in place to be treated as a U.S. person.  A “Non-U.S. Holder” is any beneficial owner of a Note that, for U.S. federal income tax purposes, is not a U.S. Holder and that is not a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds Notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership.  A partnership holding Notes, and partners in such a partnership, should consult their own tax advisors with regard to the U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes by the partnership.

THIS DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR PERSON.  ACCORDINGLY, ALL PROSPECTIVE LENDER MEMBERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES BASED ON THEIR PARTICULAR CIRCUMSTANCES.

Taxation of the Notes

In General

There are no statutory provisions, regulations, published rulings, or judicial decisions that directly address the characterization of the Notes or instruments similar to the Notes for U.S. federal income tax purposes.  However, although the matter is not free from doubt, we intend to treat the Notes as our debt instruments that have original issue discount (“OID”) for U.S. federal income tax purposes.  Where required, we intend to file information returns with the IRS in accordance with such treatment unless there is a change or clarification in the law, by regulation or otherwise, that would require a different characterization of the Notes.

You should be aware, however, that the U.S. Internal Revenue Service (“IRS”) is not bound by our characterization of the Notes and the IRS or a court may take a different position with respect to the Notes’ proper characterization.  For example, the IRS could determine that, in substance, each lender member owns a proportionate interest in the corresponding loan for U.S. federal income tax purposes or, for example, the IRS could instead treat the Notes as a different financial instrument (including an equity interest or a derivative financial instrument).  Any different characterization could significantly affect the amount, timing, and character of income, gain or loss recognized in respect of a Note.  For example, if the Notes are treated as our equity, (i) we would be subject to U.S. federal income tax on income, including interest, accrued on the corresponding loans but would not be entitled to deduct interest or OID on the Notes, and (ii) payments on the Notes would be treated by the holder for U.S. federal income tax purposes as dividends (that may be ineligible for reduced rates of U.S. federal income taxation or the dividends-received deduction) to the extent of our earnings and profits as computed for U.S. federal income tax purposes.

A different characterization may significantly reduce the amount available to pay interest on the Notes.  You are strongly advised to consult your own tax advisor regarding the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership, and disposition of the Notes (including any possible differing treatments of the Notes).

The following discussion assumes that the Notes will be treated as our debt instruments that have OID for U.S. federal income tax purposes.  Unless otherwise specified, the following discussion assumes that the Notes will not be subject to the rules governing contingent payment debt instruments.

Taxation of Payments on the Notes

You will generally be required to accrue OID in income as ordinary interest income for U.S. federal income tax purposes, regardless of your regular method of tax accounting.  If you hold a Note that has a maturity date of more than one year, you will be required to accrue OID income as ordinary interest income under a “constant yield method.”  Under this treatment, if a payment on a Note is not made in accordance with the payment schedule in respect of the corresponding loan (for example, because of a late payment on the corresponding loan), you will be required to include an amount of OID in taxable income as interest even if you have not received the actual payment from the corresponding loan.

The Treasury Regulations governing OID provide special rules for determining the amount and accrual of OID for debt instruments that provide for one or more alternative payment schedules applicable upon the occurrence of contingencies.  If the timing and amounts of the payments that comprise each payment schedule are known as of the issue date, and based on all the facts and circumstances as of the issue date, a single payment schedule for a debt instrument, including the stated payment schedule, is significantly more likely than not to occur, the amount and accrual of OID is determined based on that payment schedule.  In addition, under the applicable Treasury Regulations, remote and/or incidental contingencies may generally be ignored.  A contingency relating to the amount of a payment is incidental if, under all reasonably expected market conditions, the potential amount of the payment is insignificant relative to the total expected amount of the remaining payments on the debt instrument.  A contingency relating to the timing of a payment is incidental if, under all reasonably expected market conditions, the potential difference in the timing of the payment is insignificant.

The Notes provide for one or more alternative payment schedules because we are obligated to make payments on a Note only to the extent that we receive payments on the corresponding loan.  The payment schedule for each Note provides for payments of principal and interest (net of the service charge) on the Note in accordance with the payment schedule for the corresponding loan.  In addition to scheduled payments, we will prepay a Note to the extent that a borrower member prepays the loan corresponding to the Note, and we will pay late fees collected on a corresponding borrower loan to the holders of the corresponding Borrower Note.  Notwithstanding such contingencies, we intend to use the payment schedule of a Note to determine the amount and accrual of OID on the Note because we believe that a Note is significantly more likely than not to be paid in accordance with such payment schedule and/or the likelihood of nonpayment, prepayment or late payment on the loan corresponding to such Note will be remote or incidental.  If in the future we determine that the previous sentence does not apply to a Note, we anticipate that we will be required to determine the amount and accrual of OID for such Note pursuant to the rules applicable to contingent payment debt instruments, which are described below, and we shall so notify you.

OID on a Note will equal the excess of the Note’s “stated redemption price at maturity” over its “issue price.” The stated redemption price at maturity of a Note includes all payments of principal and stated interest on the Note

(net of the service charge) under the payment schedule of the Note.  The issue price of a Note will generally equal the principal amount of a Note.

The amount of OID includible in income for a taxable year is the sum of the “daily portions” of OID with respect to the Note for each day during the taxable year in which the holder held the Note.  The daily portion of OID is determined by allocating to each day of any accrual period within a taxable year a pro rata portion of an amount equal to the product of such Note’s adjusted issue price at the beginning of the accrual period and its yield to maturity (properly adjusted for the length of the period).  We intend to use 30-day accrual periods.  The adjusted issue price of a Note at the beginning of any accrual period should be its issue price, increased by the aggregate amount of OID previously accrued with respect to the Note, and decreased by any payments of principal and interest previously made on the Note (net of the service charge).  A Note’s yield to maturity should be the discount rate that, when used to compute the present value of all payments of principal and interest to be made on the Note (net of the service charge) under the payment schedule of the Note, produces an amount equal to the issue price of such Note.

If a Note is paid in accordance with its payment schedule, the amount of OID includible in income is anticipated to be based on the yield of the Note determined net of the service charge, which yield will be lower than the stated interest rate on the Note.  As a result, you will generally be required to include an amount of OID in income that is less than the amount of stated interest paid on the Note.

Cash payments of interest and principal (net of the service charge) under the payment schedule on the Notes will not be separately included in income, but rather will be treated first as payments of previously accrued but unpaid OID and then as payments of principal.

Sale, Retirement or Other Taxable Disposition of Notes

Upon the sale, retirement or other taxable disposition of a Note, you generally will recognize gain or loss equal to the difference, if any, between the amount realized upon the sale, retirement or other taxable disposition and your adjusted tax basis in the Note.  In general, your adjusted tax basis in the Note will equal your cost for the Note, increased by any OID and market discount previously included in gross income by you, as discussed below, and reduced by any payments previously received by you in respect of the Note.

Except as discussed below with respect to a Note subject to rules governing market discount, contingent payment debt instruments, or the special rules applicable to short-term obligations, your gain or loss on the taxable disposition of the Note generally will be long-term capital gain or loss if the Note has been held for more than one year and short-term otherwise.  The deductibility of capital losses is subject to limitations.

Prepayments

If we prepay a note in full, the Note will be treated as retired and, as described above, you will generally have gain or loss equal to the difference, if any, between the amount realized upon the retirement and your adjusted tax basis in the Note.  If we prepay a Note in part, a portion of the Note will be treated as retired.  Generally, for purposes of determining (i) your gain or loss attributable to the portion of the Note retired and (ii) your OID accruals on the portion of the Note remaining outstanding, the adjusted issue price, your adjusted tax basis, and the accrued but unpaid OID of the Note, determined immediately before the prepayment, will be allocated between the two portions of the Note based on the portion of the Note that is treated as retired.  The yield to maturity of a Note is not affected by a partial prepayment.

Late Payments

As discussed above, late fees collected on borrower loans corresponding to the Semble Borrower Notes will generally be paid to you.  We anticipate that any late fees paid will be insignificant relative to the total expected amount of the remaining payments on the Note.  In such case, any late fees paid to you should be taxable as ordinary income at the time such fees are paid or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

Nonpayment of Loans Corresponding to Note — Automatic Extension

In the event that we do not make scheduled payments on a Note as a result of nonpayment by a borrower member on the loan corresponding to the Note, you must continue to accrue and include OID on a Note in taxable income until the initial maturity date or, in the case of an automatic extension, the final maturity date, except as described below.  Solely for purposes of the OID rules, the Note may be treated as retired and reissued on the scheduled payment date for an amount equal to the Note’s adjusted issue price on that date.  As a result of such reissuance, the amount and accrual of OID on the Note may change.  At the time of the deemed reissuance, due to nonpayment by the borrower member, we may not be able to conclude that it is significantly more likely than not that the Note will be paid in accordance with one payment schedule and/or that the likelihood of future nonpayment, prepayment, or late payment by the borrower member on the loan corresponding to such Note will be remote or incidental.  Accordingly, the Note may become subject to the contingent payment debt instrument rules (which are discussed in more detail below).  In addition, in the event that a Note’s maturity date is automatically extended because amounts remain due and payable on the initial maturity date by the borrower member on the loan corresponding to the Note, the Note likely will be treated as reissued and become subject to the contingent payment debt instrument rules.  If we determine that a Note is subject to the contingent payment debt instrument rules as a result of such a reissuance, we will notify you and provide the projected payment schedule and comparable yield.

If collection on a Note becomes doubtful, you may be able to stop accruing OID on the Note.  Under current IRS guidance, it is not clear whether you may stop accruing OID if scheduled payments on a Note are not made.  You should consult your own tax advisor regarding the accrual and inclusion of OID in income when collection on a Note becomes doubtful.

Losses as a Result of Worthlessness

In the event that a Note becomes wholly worthless, if you are an individual, and you did not acquire the Note as part of your trade or business, you should generally be entitled to deduct your loss on the Note as a short-term capital loss in the taxable year the Note becomes wholly worthless.  The portion of your loss attributable to accrued but unpaid OID may be deductible as an ordinary loss, although such treatment is not entirely free from doubt.  Under Section 166 of the Code, if you are a corporation, or if you are an individual and you acquired your Notes as part of a trade or business, you should generally be entitled to deduct any loss sustained during the taxable year on account of a Note becoming wholly or partially worthless as an ordinary loss.  You should consult your own tax advisor regarding the character and timing of losses attributable to Notes that become worthless in whole or in part.

Potential Characterization as Contingent Payment Debt Instruments

Although we believe our intended treatment of a Note as our debt instrument that is not subject to the contingent payment debt instrument rules is reasonable, our position is not binding on the IRS or a court of competent jurisdiction and we cannot predict what the IRS or a court would ultimately decide with respect to the proper U.S. federal income tax treatment of the Notes.  Accordingly, there exists a risk that the IRS or a court could determine that the Notes are “contingent payment debt instruments” because payments on the Notes are linked to performance on the corresponding loan.  If the Notes are characterized as contingent payment debt instruments, or in the future, if we conclude that a Note is subject to the contingent payment debt instrument rules, the Notes would be subject to special rules applicable to contingent payment debt instruments.  If these rules were to apply, you would generally be required to accrue interest income under the non-contingent bond method.  Under this method, interest would be taken into account whether or not the amount of any payment is fixed or determinable in the taxable year. The amount of interest that would be taken into account would generally be determined by constructing a hypothetical non-contingent bond, which is based on a “comparable yield” (generally, a hypothetical yield to be applied to determine interest accruals with respect to the Note, and which can be no less than the applicable federal rate) and a “projected payment schedule” (generally, a series of projected payments, the amount and timing of which would produce a yield to maturity on that Note equal to the comparable yield).  Based on the comparable yield and the projected payment schedule, you will generally be required to accrue as OID the sum of the daily portions of interest for each day in the taxable year that you held the Note, adjusted to reflect the difference, if any, between the actual and projected amount of any contingent payments on the Note.  The daily portions of interest are determined by allocating to each day in an accrual period the ratable portion of interest that accrues in such accrual period.  The amount of interest you may accrue under this method could be higher or lower than the stated interest rate on the

Notes.  In addition, any gain recognized on the sale, exchange or retirement of your Note will generally be treated as ordinary interest income, and any loss will be treated as ordinary loss to the extent of prior OID inclusions, and then as capital loss thereafter.

Backup Withholding and Reporting

We will be required to report information to the IRS on certain payments on a Note (including interest and discount) and on proceeds of the sale of a Note if you are not an exempt recipient (such as a corporation).  In addition, backup withholding (currently at a 28% rate) may apply to payments made to you if (a) you do not furnish or you have failed to provide your correct taxpayer identification number, (b) we have been instructed by the IRS to backup withhold because of underreporting (generally meaning that the IRS has determined and notified you that you have failed to report any reportable dividend and interest payments required to be shown on a tax return for a taxable year), or (c) in certain circumstances, you have failed to comply with applicable certification requirements or otherwise establish an exemption from backup withholding.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the IRS on a timely basis.  You should consult your tax advisor regarding the application of information reporting and backup withholding rules in your particular situation, the availability of an exemption, and the procedure for obtaining such an exemption, if applicable.

BUSINESS

Overview

Semble, Inc. is the operator of an Internet credit platform.  The platform is described in more detail in this Prospectus under the caption “About the Platform.” Our platform provides a number of benefits to our borrowers.  We believe the key features of the Semble experience are the following:

●	better interest rates to the borrower in comparison to those available from traditional banks;
●	24-hour online availability to initiate a loan listing;
●	convenient, electronic payment processing; and
●	fixed rate loans which represent a more responsible, intentional, way for not for profit organizations to borrow funds.

Business Strengths

We believe that the following business strengths differentiate us from competitors and are key to our success:

•

Scalable Operating Infrastructure: We have built an operating platform that allows us to economically originate and service our borrower loans and Notes.  This platform is both flexible and highly scalable;

•

Unique Regulatory Structure: Semble’s continuous public offering of Notes will be registered, which will allow it to create micro securities backed by commercial loans.  This registration process is expensive and time consuming to achieve and is not easily duplicated by competitors;

•

Management Team: Semble has a management team with a broad set of areas that are essential to the operating of a Peer-to-Community (P2C) business.  These areas include loan servicing operations, technology development, securities regulation, customer management and website development.

•

Open Access:  We allow not for profits with a wide range of credit characteristics to request loans, and enable them to leverage community relationships and receive loans through commitments from the lender community at large; and

•

Transparency: By making all site transactions visible to our customers as well as requiring a defined scope of information that any borrower must provide for public review, we allow our customers to better understand the marketplace and make better decisions about their activity.

Corporate History

We were incorporated in the State of Nevada in September of 2011, and our principal executive offices are located at 188 – 106th Avenue NE, Suite 650, Bellevue, WA 98004.  Semble’s telephone number at that location is (877) 973-6253.  Semble’s website address is www.semble.com.  The information contained on our website is not incorporated by reference into this Prospectus.

Marketing

Our marketing efforts will be designed to attract not for profit organizations as borrowers and individuals, foundations, trusts, and institutions as lenders to our website, to enroll them as members and to have them understand and utilize our services for borrowing or investing in Notes on our platform.  We will employ a combination of paid and unpaid sources to market our platform.  We will also invest in public relations to build our brand and visibility.  We will be constantly seeking new methods to reach more potential Semble members.

We intend to attract members in a variety of ways, including advertising, search engine results and word-of-mouth referrals.

We continuously measure website visitor-to-member conversion.  We test graphics and layout alternatives in order to improve website conversion.  We also seek to customize the website to our members’ needs whenever possible.  We carefully analyze visitor website usage to understand and overcome barriers to conversion.

Technology

Our system hardware is located in a hosting facility located in Chicago, IL, owned and operated by Microsoft Corp under a leased pay-as-you-go agreement.  This type of agreement allows scalable as-needed growth to our service offering and data storage.  If at any time we decide to terminate this agreement, we can simply make the necessary host transfers and stop this service.  The facility provides around-the-clock security personnel, video surveillance and biometric access screening and is serviced by onsite electrical generators, fire detection and suppression systems.  We also maintain off-site backups at a secure, Tier 1 data center in San Antonio, TX . We back up all customer data daily and replicate this data offsite via an encrypted connection.

We lease the hardware deployed for our production platform.  We maintain internal servers and computers in support of our production environment for backup, testing, staging and storage. We continuously monitor the performance and availability of our platform.  We have a scalable infrastructure that utilizes standard techniques such as load-balancing and redundancies.

We have written our own accounting software to process electronic cash movements, record book entries and calculate cash balances in our members’ funding accounts.  We process electronic deposits and payments by originating ACH transactions, reconciling wire transfers and received paper checks.  Our software puts these transactions in the correct transaction data formats and makes book entries between individual members’ accounts using a Write-Once-Read-Many (WORM) ledger system.

We have entered into a back-up servicing agreement with a loan servicing company that is willing and able take over servicing responsibilities in the event we can no longer do so.  The third party is a financial services company that has extensive experience and knowledge entering acting as a back-up servicer.  The third party will provide monthly investor reports on our loan servicing activity that will be available to all registered users.

Scalability

Our platform is designed and built as a highly scalable, multi-tier, redundant system.  Our platform incorporates technologies designed to prevent any single point of failure within the data center from taking the entire system offline.  This is achieved by utilizing load-balancing technologies at the frontend and business layer tiers and clustering technologies in the backend tiers to allow us to scale both horizontally and vertically depending on platform utilization.  In addition, the core network load-balancing, routing and switching infrastructure is built with fully redundant hardware and sub-second failover between those devices.

Data integrity and security

All sensitive data that is transmitted to and from our customers and service providers is transacted using a secure transport protocol.  Communication of sensitive data via the web site to our customers is secured utilizing SSL 128-bit enabled encryption certificates provided by VeriSign.  Communication of sensitive data with our service providers is secured utilizing authenticated VPN, SSL 128-bit encryption and SSH protocols depending on the service providers’ requirements.  Storage of sensitive data is encrypted utilizing AES 256-bit cryptographic ciphers depending upon our service providers’ requirements and internal storage policies.  Access to the data by our employees is restricted based upon a least-privilege principle such that employees have access only to the information and systems needed to perform their function.  In the event of disaster, data is repeatedly stored securely at an offsite data center.

We protect the security of our platform using a multilayered defense strategy incorporating several different security technologies and points of monitoring.  At the perimeter of the network, multi-function security technologies implement firewall, intrusion prevention, anti-virus and anti-spam threat management techniques.  Internally, the network and hosts are segmented by function with another layer of firewalls and traffic inspection devices.  At the host level, our platform utilizes host based intrusion prevention, antivirus, antispyware, and application control systems.  Logging and monitoring for network security devices is done in real-time with notifications to the appropriate staff upon any suspicious event or action that requires attention.  Logging and monitoring of host systems is done in real-time to a centralized database with web based reporting and additional notification to the appropriate staff for any remediation.

Fraud detection

We consider fraud detection to be of utmost importance to the successful operation of our business.  We employ a combination of proprietary technologies and commercially available licensed technologies and solutions to prevent and detect fraud.  We employ techniques such as knowledge based authentication, or KBA, out-of-band authentication and notification, behavioral analytics and digital fingerprinting to prevent identity fraud.  We use services from third-party vendors for user identification, credit checks and for checking customer names against the list of Specially Designated Nationals maintained by the Office of Foreign Assets Control (OFAC).  In addition, we use specialized third-party software to augment our identity fraud detection systems.  In addition to our identity fraud detection system, we have a dedicated team which conducts additional investigations of cases flagged for high fraud risk.  See “About the Platform—Borrower Financial Information is Generally Not Verified” for more information.  We also enable our lender members to report suspicious activity to us, which we may then decide to evaluate further.

Engineering

We have made substantial investment in software and website development and we expect to continue or increase the level of this investment as part of our strategy to continually improve our platform.  In addition to developing new products and maintaining an active online deployment, the engineering department also performs technical competitive analysis as well as systematic product usability testing.  As of March 31, 2012, our engineering team consisted of 3 developers, 1 quality assurance manager, 1 quality assurance contractor, a Senior Software Architect / Engineer and the Director of Technology.

Competition

Semble is currently the sole provider of peer-to-community lending.  That said, Semble believes the market for peer-to-community lending could develop into a competitive and rapidly evolving sector.  We believe the following are the principal competitive factors that will differentiate providers in the peer-to-community lending market:

●	fee structure;
●	website attractiveness;
●	member experience, including borrower loan funding rates and lender returns;
●	recognition as a community-centric enterprise
●	acceptance as a social network;
●	branding; and
●	ease of use.

We may also face future competition from new companies entering our market, which may include large, established companies, such as eBay Inc., Google Inc. and Yahoo! Inc. These companies may have significantly greater financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their lending platforms. These potential competitors may be in a stronger position to respond quickly to new technologies and may be able to undertake more extensive marketing campaigns. These potential competitors may have more extensive potential borrower bases than we do. In addition, these potential competitors may have longer operating histories and greater name recognition than we do. Moreover, if one or more of our competitors were to merge or partner with another of our competitors or a new market entrant, the change in competitive landscape could adversely affect our ability to compete effectively.

Intellectual Property

Our intellectual property rights are important to our business.  We rely on a combination of copyright, trade secret, trademark, and other rights, as well as confidentiality procedures and contractual provisions to protect our proprietary technology, processes and other intellectual property.

Although the protection afforded by copyright, trade secret, trademark and written agreements and common law may provide some advantages, we believe that the following factors help us to maintain a competitive advantage:

●	the technological skills of our software and website development personnel;
●	frequent enhancements to our platform; and
●	high levels of member satisfaction.

Our competitors may develop products that are similar to our technology.  For example, our legal agreements may be copied directly from our website by others.  We enter into confidentiality and other written agreements with our employees, consultants and service providers, and through these and other written agreements, we attempt to control access to and distribution of our software, documentation and other proprietary technology and information.  Despite our efforts to protect our proprietary rights, third parties may, in an authorized or unauthorized manner, attempt to use, copy or otherwise obtain and market or distribute our intellectual property rights or technology or otherwise develop a product with the same functionality as ours.  Policing all unauthorized use of our intellectual property rights is nearly impossible.  Therefore, we cannot be certain that the steps we have taken or will take in the future will prevent misappropriations of our technology or intellectual property rights.

“Semble” is a registered trademark in the United States.

We have developed our own software for processing electronic cash movements, recording book entries and calculating cash balances in our members’ Semble accounts.  In addition, Semble may incorporate software licensed to us by third parties to augment our developed software to assist with the mentioned processing.

Employees

As of May 31, 2012, we employed 4 full-time employees and 4 independent contractors.

None of our employees or contractors or represented by labor unions.  We have not experienced any work stoppages and believe that our relations with our employees are good.

Facilities

Our corporate headquarters, including our principal administrative, marketing, technical support and engineering functions, is located in Bellevue, Washington, where we have subleased workstations and conference rooms which expires on April 29, 2013.  We believe that our existing facilities will be adequate to meet our current needs, will not provide additional alternative spaces in the future if such space is required.

Legal Proceedings

We are not currently subject to any material legal proceedings.  We are not aware of any litigation matters which have had, or are expected to have, a material adverse effect on us.

GOVERNMENT REGULATION

Overview

The commercial loan industry is a regulated industry.  Semble, and the borrower loans that will be made through our platform, may be subject to extensive and complex rules and regulations, licensing and examination by various federal, state and local government authorities.  These authorities may impose obligations and restrictions on our activities and the borrower loans made through our platform.  In particular, these rules may: limit the fees that may be assessed on the borrower loans; require extensive disclosure to, and consents from, our borrower members; prohibit discrimination; and/or impose multiple qualification and licensing obligations on our platform activities.  Failure to comply with these requirements may result in, among other things, revocation of required licenses or registration, loss of approved status, voiding of the loan contracts, indemnification liability to contract counterparties, class action lawsuits, administrative enforcement actions and civil and criminal liability.  While compliance with such requirements are and will be at times complicated by our novel business model, we believe we are and will be in substantial compliance with these rules and regulations.  These rules and regulations are subject to continuous change, however, and a material change could have an adverse effect on our compliance efforts and ability to operate.

State and Federal Laws and Regulations

Borrower loan origination activities on our platform and the servicing of Notes may be subject to state and federal regulation.  Semble and the borrower loans it makes must comply with applicable state lending laws, including interest rate and fee limitations, and licensing and disclosure requirements.  In addition, Semble must comply with the Electronic Fund Transfer Act, as well as the federal Electronic Signatures in Global and National Commerce Act (ESIGN) and other federal and state laws governing privacy and data security and prohibiting unfair or deceptive business practices.  Semble may be subject to examination, supervision, and potential regulatory investigations and enforcement actions by state and federal agencies that regulate its activities.

State Licensing Requirements.  We may be subject to supervision and examination by the state regulatory authorities that administer the state lending laws.  The licensing statutes vary from state to state and variously prescribe or impose recordkeeping requirements; restrictions on loan origination and servicing practices, including limits on finance charges and the type, amount and manner of charging fees; disclosure requirements; requirements that licensees submit to periodic examination; surety bond and minimum specified net worth requirements; periodic financial reporting requirements; notification requirements for changes in principal officers, stock ownership or corporate control; restrictions on advertising; and requirements that loan forms be submitted for review.

Disclosure Requirements and Other Lending Regulations.  We are also subject to and seek to comply with state and federal laws and regulations applicable to commercial lending, including requirements relating to loan disclosure, and unfair or deceptive business practices.  These laws and regulations may be enforced by state regulatory agencies, state attorneys general, the Federal Trade Commission, and private litigants, among others.  Given our novel business model and the subjective nature of some of these laws and regulations, particularly laws regulating unfair or deceptive business practices, we may become subject to regulatory scrutiny or legal challenge with respect to our compliance with these requirements.

Electronic Funds Transfer Act.  The federal Electronic Funds Transfer Act (EFTA) and the regulation issued by the Federal Reserve Board implementing the EFTA, Regulation E, place guidelines and restrictions on the electronic transfer of funds from bank accounts, including preauthorized electronic fund transfers from accounts to make loan payments.  It is likely that many of the transfers of funds in connection with the origination and repayment of Notes and commitments on our platform are done by Automated Clearing House (ACH) electronic transfers of funds subject to detailed timing and notification rules and guidelines administered by the National Automated Clearinghouse Association (NACHA).  Transfers of funds on our platform are done in conformity with the EFTA and its regulations, as well as NACHA guidelines.

Electronic Signatures in Global and National Commerce Act.  The federal Electronic Signatures in Global and National Commerce Act (ESIGN) and similar state laws authorize the creation of legally binding and enforceable agreements, including electronic loan agreements, utilizing electronic records and electronic signatures.  ESIGN imposes special requirements on businesses that want to use electronic records or signatures in consumer transactions and requires businesses to obtain from consumers electronic consent or confirmation to receive information electronically that a law requires to be in writing.  When a platform participant registers on our platform, we obtain his/her/its consent to transact business electronically with Semble and maintain electronic records in compliance with ESIGN requirements.

Bank Secrecy Act.  We check customer names against the list of Specially Designated Nationals maintained by the Office of Foreign Assets Control (OFAC) pursuant to the USA PATRIOT Act amendments to the Bank Secrecy Act (BSA), and its implementing regulation.  We have also instituted procedures to comply with the anti-money laundering requirements of the USA PATRIOT Act and the BSA.

Foreign Laws and Regulations

We do not permit non-U.S. residents to register as members on our platform and do not operate outside the United States.  We are not, therefore, subject to foreign laws or regulations.

MANAGEMENT

The following table sets forth information about our executive officers and directors as of the date of this Prospectus:

Name	Age	Position(s)

Chris Walcott	35	Secretary Treasurer, COO, Director

Todd Tarbert	50	President, CEO, Director

Following is biographical information for each named officer and director:

Todd R. Tarbert has served as our President and Chief Executive Officer since inception in September 2011. Prior to forming Semble, Mr. Tarbert launched Affinity Financing, LLC in September of 2008 which provided consulting services for not for profit organizations looking to structure financing instruments that promote debt elimination.  Mr. Tarbert has a background of providing legal and advisory services to businesses and non-profits, in part, represented by his roles as chairman and founder of Paramount Connections, LLC, a dba of Murphy Business and Financial Corporation, one of the largest business brokerage firms in North America.  Mr. Tarbert served as President and CEO for Destinations.com, Inc., a web-enabled technology solutions firm for the travel industry from 1996 to 1999, and which was acquired by Navigant International, the second largest corporate travel management company at the time, and become president of FireVine, LLC, a wholly-owned subsidy of Navigant, from 1999 to 2001.  In addition, Mr. Tarbert has served on numerous boards in a director role, for profit and not for profit alike, including Lexitel Communications, Inc., Aqua Technologies, Inc., Destinations.com, SunDog, Inc., the University of Washington Alumni Association, and Washington Literacy.

Chris E. Walcott has served as our Secretary Treasurer and Chief Operating Officer since inception in September 2011. Prior to forming Semble, Mr. Walcott was a principal at Affinity Financing, LLC starting in September of 2008 which provided consulting services for not for profit organizations looking to structure financing instruments that promote debt elimination.  Mr. Walcott, leading up to his involvement with Affinity Financing, LLC, had various roles within the financial services industry.  From 2005 to 2007 he was a broker for American Real Estate Securities, an affiliated broker dealer of American Capital Group.  From 2000 to 2003, Mr. Walcott was an associate of Cornerstone Advisors, a registered investment advisor.  Mr. Walcott has a B.A. in Business Administration from the University of Washington.

Board Composition and Election of Directors

Our board of directors currently consists of two members, Todd Tarbert and Chris Walcott, both of whom were elected as directors pursuant to the terms of a voting rights agreement entered into among certain of our stockholders.  The board composition provisions of our voting rights agreement will continue following the date of this Prospectus.  Holders of the Notes offered through our platform will have no ability to elect or influence our directors or approve significant corporate transactions, such as a merger or other sale of our company or its assets.

Director Independence

Because our common stock is not listed on a national securities exchange, we are not required to maintain a board consisting of a majority of independent directors or to maintain an audit committee, nominating committee or compensation committee consisting solely of independent directors.  Our board of directors has not analyzed the independence of our directors under any applicable stock exchange listing standards.  Holders of the Notes have no ability to elect or influence our directors.

Board Committees

Nominating Committee and Compensation Committee

We are not a “listed issuer” as defined under Section 10A-3 of the Exchange Act.  We are, therefore, not required to have a nominating or compensation committee comprised of independent directors.  We currently do not have a standing nominating or compensation committee and accordingly, there are no charters for such committees.  We believe that standing committees are not necessary and the directors collectively have the requisite background, experience, and knowledge to fulfill any limited duties and obligations that a nominating committee and a compensation committee may have.

Audit Committee and Audit Committee Financial Expert

We are not a “listed issuer” as defined under Section 10A-3 of the Exchange Act.  We are, therefore, not required to have an audit committee comprised of independent directors.  We currently do not have an audit committee and accordingly, there is no charter for such committee.  Our board of directors performs the functions of an audit committee.  We believe that our directors collectively have the requisite financial background, experience, and knowledge to fulfill the duties and obligations that an audit committee would have, including overseeing our accounting and financial reporting practices.

Director Compensation

None of our directors received any compensation for service as a member of our board of directors.  In connection with travel and other expenses incurred in connection with attending our board meetings, Semble’s practice is to reimburse any non-employee directors for such costs..

Limitations on Officers’ and Directors’ Liability and Indemnification Agreements

Pursuant to the Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of their position, if they acted in good faith and in a manner they reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify them against all expenses incurred, including attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

In regards to indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

Summary Compensation

Due to the fact that there are no prior year financials for Semble, the following table provides information regarding the monthly compensation to be earned during the year ended December 31, 2012 by each person currently listed and serving during the fiscal year ended December 31, 2012 as our executive officers, listed in the Management section of the prospectus.

Name and Principal Position	Year	Monthly Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation Monthly ($)

Chris Walcott, Secretary, Treasurer, COO, Director	2012	12,500		None	500

Todd Tarbert, President, CEO, Director	2012	15,000		None	500

_________________________

TRANSACTIONS WITH RELATED PERSONS

Since our inception, we have not engaged in any transactions with our directors, executive officers and holders of more than 5% of our voting securities, and affiliates and immediate family members of our directors, executive officers and 5% stockholders.  Looking forward, it is anticipated that these related persons will be participating in our platform.  We believe that any of these anticipated transactions looking forward will be made on terms no less favorable to us than could have been obtained from unaffiliated third parties.

PRINCIPAL SECURITYHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of July 3, 2012, by:

●	each beneficial owner of 5% or more of our common stock;
●	each of our directors;
●	each of our named executive officers;
●	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock; and
●	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC.  These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon the exercise of stock options that are immediately exercisable or exercisable within 60 days after March 31, 2012.  Except as otherwise indicated in the footnotes to the table below, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws.  The information is not necessarily indicative of beneficial ownership for any other purpose.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of May 31, 2012.  We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.  Beneficial ownership representing less than 1.0% is denoted with an asterisk (*).  Except as otherwise indicated in the footnotes to the table below, addresses of named beneficial owners are in care of Semble, Inc., 330 112th Ave. NE, suite 301, Bellevue, WA 98004.

Common Stock Beneficial Owners	Total Beneficial Ownership
Name of Beneficial Owner	Number of Shares	Beneficial Ownership Percentage

Chris Walcott, Secretary, Treasurer, COO, Director	4,000,000	40%

Todd Tarbert, CEO, Director	6,000,000	60%

Officers and directors as a group (2)	10,000,000	100%

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion in conjunction with our financial statements and the related Notes elsewhere in this Prospectus.  This discussion contains forward-looking statements that involve risks and uncertainties.  Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including but not limited to those discussed in the section entitled “Risk Factors” and elsewhere in this Prospectus.

Overview

Semble provides a peer-to-community online credit platform that enables its borrower members to borrow money and its lender members to purchase Notes issued by Semble, the proceeds of which facilitate the funding of specific loans made to borrowers.  Our platform enables our borrower members to request and obtain secured or unsecured commercial loans by posting “listings” on the platform indicating the principal amount of the desired loan and the maximum interest rate the borrower is willing to pay.  Lender members access our platform and set forth the amount they are willing to commit to the purchase of a Note that is dependent for payment on the corresponding borrower loan and the interest rate they are willing to receive, subject to the maximum rate set by borrower.  By making an offer on a listing, a lender member is committing to purchase from Semble a Note in the principal amount of the lender’s offer.  The lender members who purchase the Notes will designate that the sale proceeds be applied to facilitate the funding of a corresponding borrower loan listed on our platform.  Loans originated to borrower members are made by Semble.

All loans requested and obtained by Semble borrower members through our platform are secured or unsecured obligations of not for profit borrower members with a fixed interest rate and a fixed loan term.  After the borrower posts a listing we perform general due diligence regarding the borrower organization, its legal status, financial condition and real and/or personal property pledged as security for the borrower loan.  This due diligence is normally done after the listing has already been created but before there are substantial lender member commitments to purchasing the Note(s).

Borrowers are charged a transaction fee equal to a rate up to 2% of the amount of the borrower loan, payable from the borrower’s loan proceeds at the time of funding of the borrower loan.  We also receive servicing fees at an annualized rate of up to 5% of the outstanding interest balance of a Semble borrower member’s loan, which we deduct from each lender member’s share of the portion of the borrower loan payments that represents interest costs.

We incorporated in Nevada in September of 2011, and launched our public website, www.semble.com.

Critical Accounting Policies and Estimates

Management’s discussion and analysis of our financial condition and consolidated results of operations is based on our financial statements, which we have prepared in accordance with generally accepted accounting principles.  The preparation of financial statements requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses and the related disclosures.  Semble bases its estimates on historical experience on various assumptions that Semble believes to be reasonable under the circumstances.  Actual results could differ from those estimates.

Critical accounting policies are those policies that we believe present the most complex or subjective measurements and have the most potential to impact our financial position and operating results.  While all decisions regarding accounting policies are important, we believe that the following policies could be considered critical.  These critical policies relate to revenue recognition, borrower loan repurchase obligation, servicing rights, stock-based compensation and internal-use software and website development.

Revenue Recognition

Semble recognizes revenue in accordance with FASB ASC 605.  Semble recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price of the services is fixed and determinable and collectability is reasonably assured.

Our business model involves the charging of transaction fees to borrowers and servicing fees to lender members.  Borrowers are charged a transaction fee for loan origination services and the lender members pay a fee to us for managing the payments on the loans and maintaining account portfolios.  We also charge NSF fees to our borrowers for failed payments.  In addition, we generate revenue from interest earned on investments and cash and cash equivalents.

Our borrowers pay a one-time transaction fee at the time a borrower loan is funded.  This fee is equal to a specified percentage of up to 2% of the amount of the Semble borrower loan based on the borrower loan amount and at the discretion of Semble which is payable from the borrower’s loan proceeds at the time of funding of the borrower loan.  The borrower transaction fee is communicated to borrower at the onset of the listing in addition to being fully disclosed on the estimated settlement statement and is deducted from the gross loan proceeds prior to disbursement of funds out of the escrow account.  Borrowers are only charged a transaction fee if a borrower loan is funded.  Again, transaction fees on the platform will not exceed 2% of the borrower loan amount funded.

Lender members are charged a servicing fee monthly on the Notes, which is accrued daily based on the current outstanding Note principal balance.  Currently the servicing fee is an annualized rate of up to 5% of the outstanding interest balance of the loan.  The servicing fee is paid to us out of the borrower members’ interest payments prior to our paying over to the holders of the series of Notes corresponding to the borrower loan payment.  The servicing fee reduces the effective interest yield paid to our Note holders.

Our procedures generally require the automatic debiting of borrower member bank accounts by automated clearing house (ACH) transfer, although we allow payment by check and bank draft.  We charge a non-sufficient funds fee to a borrower member to cover the cost we incur if an automatic payment fails and is rejected by the borrower member’s bank, for example if there is an insufficient balance in the bank account or if the account has been closed or otherwise suspended.  If an automatic payment fails we make up to two additional attempts to collect;

however, there is no additional fee charged to the borrower if these attempts fail.  We retain the entire amount of the non-sufficient funds fee, which is currently $25 per initial payment failure, or such lesser amount required by law, to cover our costs.

Borrower Loan Repurchase Obligation

Semble is obligated to indemnify the lenders or repurchase the loans sold to the lenders in the event of a breach of Semble’s representations and warranties contained in the lender registration agreement.  Semble’s limited operating history, the lack of industry comparables and the potential to impact financial performance make the Borrower Loan Repurchase Obligation a critical accounting policy.

Semble currently does not have a specific accrual provision for the repurchase obligation when the loans are funded to the lender for its potential repurchase obligation related to the loans sold to the lenders in the event of violation of the applicable federal/state/local lending laws.  The borrower loan repurchase obligation will be evaluated at least once a quarter and specific accrual provisions will represent an estimate based on the rate of historical loan repurchases as a percentage of loan originations (which will generally occur within six to nine months of loan origination).

Stock-Based Compensation

The Company accounts for its stock-based compensation for employees using fair-value-based accounting in accordance with FASB ASC 718 which requires companies to estimate the fair value of stock-based awards on the date of grant using an option-pricing model.  The stock-based compensation related to awards that is expected to vest is amortized over the vesting term of the stock-based award, which is generally four years.

Expected forfeitures of unvested options are estimated at the time of grant and reduce the recognized stock-based compensation expense.  The forfeitures were estimated based on historical experience.

Internal Use Software and Website Development

Semble accounts for internal use software costs, including website development costs, in accordance with FASB ASC 350.  The costs to develop software for Semble’s website and other internal uses are capitalized when management has authorized and committed project funding, preliminary development efforts are successfully completed, and it is probable that the project will be completed and the software will be used as intended.  Capitalized software development costs primarily include software licenses acquired, fees paid to outside consultants, and salaries for employees directly involved in the development efforts.

Semble has capitalized certain costs to develop software for Semble’s website and other internal uses.  Capitalized software development costs primarily include software licenses acquired, fees paid to outside consultants, and salaries for employees directly involved in the development effort.

Fair Value Measurement

Semble adopted FASB ASC 820 to provide a framework for measuring the fair value of assets and liabilities. SFAS No. 157 also provides guidance regarding a fair value hierarchy, which prioritizes information used to measure fair value and the effect of fair value measurements on earnings and provides for enhanced disclosures determined by the level within the hierarchy of information used in the valuation. SFAS No. 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value but does not expand the use of fair value in any new circumstances.

Semble determines the fair values of its financial instruments based on the fair value hierarchy established in that standard, which requires an entity to maximize the use of quoted prices and observable inputs and to minimize the use of unobservable inputs when measuring fair value.  Various valuation techniques are utilized, depending on the nature of the financial instrument, including the use of market prices for identical or similar instruments, or discounted cash flow models.  When possible, active and observable market data for identical or similar financial instruments are utilized.  Alternatively, fair value is determined using assumptions that management believes a market participant would use in pricing the asset or liability.

Cost of Services

Cost of Services expense is comprised primarily of title insurance, escrow expenses, legal fees and other expenses directly related to loan funding and servicing.

Income Taxes

FASB ASC 740 provides for the recognition of deferred tax assets if realization of such assets is more likely than not.  Based upon the weight of available evidence, which includes our historical operating performance and the reported cumulative net losses in all prior years, we have provided a full valuation allowance against our net deferred tax assets.  We will continue to evaluate the realizability of the deferred tax assets on a quarterly basis.

Off-Balance Sheet Arrangements

As of June 30, 2012, the Company has not engaged in any off-balance sheet financing activities.  We do not have any interest in entities referred to as variable interest entities, which include special purpose entities and other structured finance entities.

LEGAL MATTERS

The validity of the Notes offered by this Prospectus has been passed upon by Parsons/Burnett/Bjordahl/Hume, LLP, Bellevue, Washington.

EXPERTS

The audited financial statements as of 12/31/12 included in this Prospectus have been so included in reliance on the report of MartinelliMick PLLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

FINANCIAL STATEMENTS

Semble, Inc.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Audited Statements as of the years ended December 31, 2011

Interim Statements for the quarter ended March 31, 2012

Financial Statements
December 31, 2011

Report of Independent Registered Public Accounting Firm

Balance Sheet

F-3

Statement of Operations

F-4

Statement of Changes in Stockholder's Equity

F-5
Statement of Cash Flow

Notes to the Financial Statements

To the Board of Directors and

Stockholders of Semble, Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of Semble, Inc. (a development stage company) as of December 31, 2011, and the related statements of operations, stockholders’ equity, and cash flows for the period from September 13, 2011 (inception) to December 31, 2011. Semble, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Semble, Inc. as of December 31, 2011, and the results of its operations and its cash flows for the period from September 13, 2011 (inception) to December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2, the Company is newly formed, has not yet established a reliable operating history, and has yet to determine its success through future operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

MartinelliMick PLLC

MartinelliMick PLLC

MartinelliMick PLLC

MartinelliMick PLLC

Spokane, Washington

June 28, 2012

F-2

Semble, Inc.

(Development Stage Company)

Balance Sheet

ASSETS
December 31, 2011
Current Assets
Cash	$ 36,322
Prepaids	2,906
Total Current Assets	39,229

Fixed Assets
Property, Plant and Equipment	1,686
Intangible Assets	21,930
Accumulated Amortization	(873)
Total Fixed Assets	22,743
TOTAL ASSETS	$ 61,972

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Current Liabilities
Accounts payable and accrued expenses	$ 3,349

Total Current Liabilities	3,349

Commitments and Contingencies	-

STOCKHOLDERS' EQUITY
Preferred stock, par value $0.001, 10,000,000 shares authorized,
54,348 shares issued & outstanding at December 31, 2011	54
Common stock, par value $0.001, 100,000,000 shares authorized and
10,000,000 shares issued & outstanding at December 31,2011	10,000
Additional paid-in capital	59,946
Deficit accumulated during the development stage	(11,377)

Total Stockholders' Equity	58,623

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 61,972

The accompanying notes are an integral part of these financial statements.

Semble, Inc.

Semble, Inc.

(Development Stage Company)

Statement of Operations

From Inception September 13, 2011 to December 31, 2011

INCOME	$ -

OPERATING EXPENSES
Office expenses	61
Legal expenses	10,443
Depreciation & amortization expense	873
Total Operating Expenses	11,377

NET LOSS BEFORE OTHER INCOME (EXPENSE)	(11,377)

OTHER INCOME (EXPENSE)
Interest	-
Total Other Income (Expense)	-

NET LOSS APPLICABLE TO COMMON SHARES	$ (11,377)

NET LOSS PER BASIC AND DILUTED SHARES	$ (0.00)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	10,000,000

The accompanying notes are an integral part of these financial statements.

Semble, Inc.

Semble, Inc.

(Development Stage Company)

Statement of Changes in Stockholder Equity

The accompanying notes are an integral part of these financial statements.

Semble, Inc.

Page –F-5

Semble, Inc.

(Development Stage Company)

Statements of Cash Flows

From Inception September 13, 2011 to December 31, 2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (11,377)

Changes in assets and liabilities
Accumulated amortization	873
Prepaid expenses	(2,906)
Accrued expenses	3,349
Total adjustments	1,316

Net cash used in operating activities	(10,061)

CASH FLOWS FROM INVESTING ACTIVITIES

Intangible assets	(21,930)
Purchase of equipment	(1,686)
Net cash used in investing activities	(23,616)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds of preferred stock	50,000
Proceeds of common stock	20,000

Net cash provided by financing activities	70,000

Net change in cash	36,322

CASH AND CASH EQUIVALENTS -
BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS - END OF PERIOD	$ 36,322

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$ -
Cash paid for taxes	$ -

RELATED PARTY NON-CASH TRANSACTION:
Related party donation of website development labor	$ -

The accompanying notes are an integral part of these financial statements.

Semble, Inc.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2011

ORGANIZATION AND DESCRIPTION OF BUSINESS

Semble, Inc., (hereinafter “the Company”), was incorporated in the State of Nevada, U.S.A., on September 13, 2011. The Company’s fiscal year end is December 31.  On January 3, 2012, the Company registered with the State of Washington, as a foreign corporation.

Semble is an online lending platform whereby socially-minded investors make investments which are directed towards the loan needs of non-profit organizations of their choice upon completion of the qualification process.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with the generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates that have been made using careful judgment. The financial statements have, in management’s opinion been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Accounting Method

The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and reported in US Dollars.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents. As of December 31, 2011, there was $36,322 of cash equivalents.

Earnings Per Share

The Company computes net income (loss) per common share in accordance with FASB ASC 260, “Earnings Per Share”. Net income (loss) per share is based upon the weighted average number of outstanding common shares and the dilutive effect of common share equivalents, such as options and warrants to purchase common stock, convertible preferred stock and convertible notes, if applicable, that are outstanding each year. Basic and diluted earnings per share were the same at the reporting dates of the accompanying financial statements, as including common stock equivalents in the calculation of diluted earnings per share would have been anti-dilutive.

Fair Value Measurements

Topic 820 in the Accounting Standards Codification (ASC 820) defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. ASC 820 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value but does not expand the use of fair value in any new circumstances. In this standard, the FASB clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability. In support of this principle, ASC 820 establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. The fair value hierarchy is as follows:

•

Level 1 inputs — Unadjusted quoted process in active markets for identical assets or liabilities that the entity has the ability to access at the measurement date.

•

Level 2 inputs — Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar assets and liabilities in active markets, and inputs other than quoted prices that are observable for the asset or liability, such as interest rates and yield curves that are observable at commonly quoted intervals.

•

Level 3 inputs — Unobservable inputs for determining the fair values of assets or liabilities that reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

The Company currently does not have any assets that are measured at fair value on a recurring or non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at December 31, 2011 nor gains or losses reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the year ended December 31, 2011.

Taxes

The Company did not have revenue to report in 2011.  As of December 31, 2011 The Company did not owe or pay any taxes.

The Company will recognize the tax effects of transactions in the year in which such transactions enter into the determination of net income regardless of when reported for tax purposes. Deferred taxes are provided in the financial statements under FASC 740-10-65-1 to give effect to the temporary differences which may arise from differences in the bases of fixed assets, depreciation methods and allowances based on the income taxes expected to be payable in future years. Minimal development stage deferred tax assets arising as a result of net operating loss carry-forwards have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods. Operating loss carry-forwards generated during the period from September 13, 2011 (inception) through December 31, 2011, of approximately $11,300 will begin to expire in 2031. Accordingly, deferred tax assets of approximately $3,900 (calculated at an expected federal rate of 35%) were offset by the valuation allowance.

The Company has no tax positions at December 31, 2011, for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility.

The Company recognizes interest accrued relative to unrecognized tax benefits in interest expense and penalties in operating expense. During the period from September 13, 2011 (inception) to December 31, 2011, the Company recognized no income tax related interest and penalties. The Company had no accruals for income tax related interest and penalties at December 31, 2011.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

In June 2011, the Financial Accounting Standard Board (FASB) issued authoritative guidance requiring entities to present net income and other comprehensive income (OCI) in one continuous statement or two separate, but consecutive, statements of net income and comprehensive income. The option to present items of OCI in the statement of changes in equity has been eliminated. The new requirements are effective for annual reporting periods beginning after December 15, 2011 and for interim reporting periods within those years. We do not expect the adoption to have a material impact on our financial statements.

In May 2011, the FASB issued further additional authoritative guidance related to fair value measurements and disclosures. The new guidance results in a consistent definition of fair value and common requirements for measurement of and disclosure about fair value between accounting principles generally accepted in the United States (U.S. GAAP) and International Financial Reporting Standards (IFRS). The guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2011. We are currently assessing the impact of the guidance.

In April 2011, the FASB issued ASU No. 2011-17, “Revenue Recognition – Milestone Method (Topic 605).” This ASU provides guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research and development transactions. This update was effective in the second quarter of 2011. Adoption of this update is not anticipated to have a material impact on the Company’s results of operation or financial position.

In January 2011, the FASB issued ASU No. 2011-06, “Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements.” This ASU requires additional disclosures about significant unobservable inputs and transfers within Level 1 and 2 measurements. Adoption of this update did not have any impact on the Company’s results of operation or financial position.

Revenue Recognition

Revenue for the Company is recognized from two primary sources: transaction fees for facilitating loans between donors and nonprofit organizations and servicing fees for handling administration on the outstanding loans.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. The Company reviews its estimates on an ongoing basis. The estimates were based on historical experience and on various other assumptions that the Company believes to be reasonable under the circumstances. Actual results could differ from these estimates. The Company believes the judgments and estimates required in its accounting policies to be critical in the preparation of the Company’s financial statements.

NOTE 2 - MANAGEMENT STATEMENT REGARDING GOING CONCERN

The Company is currently in a start-up phase prior to generating revenues from operations sufficient to meet its operating expenses. As shown in the accompanying financial statements, the Company had an accumulated deficit of $11,377 as of December 31, 2011. The failure to obtain the necessary working capital would have a material adverse effect on the business and, depending upon the shortfall, the Company may have to curtail or cease its operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the company cannot continue in existence.

NOTE 3– SHAREHOLDER EQUITY

Voting powers, if any, provided that if any of the Preferred Stock or series thereof shall have voting rights, such Preferred Stock or series shall vote only on a share for share basis with the Common Stock on any matter, including but not limited to the election of director, for which such Preferred Stock or series has such rights.

In the event of the liquidation of the Corporation, holders of Preferred Stock shall be entitled to receive, before any payment or distribution on the Common Stock or any other class of stock junior to the Preferred Stock upon liquidation, a distribution per share in the amount of the liquidation preference, if any, fixed or determined in accordance with the terms of such Preferred Stock plus, if so provided in such terms, an amount per share equal to accumulated and unpaid dividends in respect of such Preferred Stock (whether or not earned or declared) to the date of such distribution.  Neither the sale, lease or exchange of all or substantially all of the property and assets of the Corporation, not any consolidation or merger of the Corporation, shall be deemed to be a liquidation for the purposes of this article.

To the fullest extent allowed by NRS 78.2055, the Board of Directors, without requiring approval of the shareholders, may increase or decrease the number of issued and outstanding shares of common or preferred stock, so long and the increase or decrease is applied proportionally to any class of stock so increased or decreased.

NOTE 4 - PLANT PROPERTY & EQUIPMENT

The Company's Plant Property & Equipment as of December 31, 2011 consists of a computer work station with CPU, keyboard, monitor and mouse valued at $1,686.  The Company expects to depreciate the $1,686 over the remaining life of five years at $421 per year.

NOTE 5 - INTANGIBLE ASSETS

The Company's Intangible Assets consists of a trademark and the website at www.semble.com.  The website as of December 31, 2011 consists of graphics, code, and content valued at $11,355. The intangible is as of the end of year was in the process of being completed.  Amortization on the intangible asset was not taken because it is a work in progress.  The trademark as December 31, 2011 was valued at $10,575.  Amortization on the intangible asset will be taken over the remaining life of fifteen years at $575 per year and 5 years for $10,000 per year.

NOTE 6 – EMPLOYMENT MATTERS

On September 13, 2011, Todd Tarbert entered into three year employment agreement for the positions of Chief Executive Officer. The base salary is $15,000 per month. Salary is being deferred until September 1, 2012.

On September 13, 2011, Chris Walcott entered into three year employment agreement for the positions of Chief Operating Officer. The base salary is $12,500 per month. Salary is being deferred until September 1, 2012.

NOTE 7 – SUBSEQUENT EVENTS

On January 1, 2012, Nate McLaughlin entered into an employment agreement for the position of Director of Technology. He was paid a signing bonus of $3,500 with a base salary of $8,500 per month. During the first quarter of 2012, $3,500 of the base could accrue until a specific event of capitalization outlined in the contract. During the initial development period of the website, a performance bonus will be rewarded contingent upon a timely launch of the website that has stayed within budget. Nate was awarded options for 150,000 common shares of stock at an exercise price of $0.001 per share with 33% vesting on the anniversary date of the contract and the balance vesting over the next 24 months (at a rate of 2.8% per month).

On February 2, 2012, Jay Lee entered into an employment agreement for the position of Senior Software Engineer/Architect. His base salary is $10,000 per month. During the initial development period of the website, a performance bonus will be rewarded contingent upon a timely launch of the website that has stayed within budget. Nate was awarded options for 100,000 common shares of stock at an exercise price of $0.001 per share with 33% vesting on the anniversary date of the contract and the balance vesting over the next 24 months (at a rate of 2.8% per month).

Subsequent events have been evaluated through June 18, 2012, the date that the financial statements were available to be issued and have no effect on the events of 2011.

NOTE 8 – CAPITAL STOCK

Preferred Stock

The Company is authorized to issue 10,000,000 shares of preferred stock, $0.001 par value;   54,348  were issued and outstanding at December 31, 2011.

Common Stock

The Company has authorized 100,000,000 shares of its common stock, $0.001 par value; 10,000,000 were issued and outstanding at December 31, 2011.

Financial Statements
March 31, 2012

Balance Sheets

F-13

Statement of Operations

F-14
Statement of Cash Flows

F-15
Notes to the Financial Statements

F-16

SEMBLE, INC.

(DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

ASSETS
	Three Months Ended March 31, 2012 (unaudited)	December 31, 2011
Current Assets
Cash	$ 199,823	$ 36,322
Prepaid	5,109	2,906
Total Current Assets	204,932	39,229

Fixed Assets
Plant, Property and Equipment	11,584	1,686
Accumulated Depreciation	(278)	-
Intangible Assets	40,868	21,930
Accumulated Amortization	(1,381)	(873)
Total Fixed Assets	50,793	22,743
TOTAL ASSETS	$ 255,725	$ 61,972

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Current Liabilities
Accounts payable and accrued expenses	$ 9,698	$ 3,349
Payroll Liabilities	9,539	-
Stock to be Issued	250,006	-
Total Current Liabilities	269,243	3,349

Total Liabilities	269,243	3,349

Commitments and Contingencies	-	-

STOCKHOLDERS' EQUITY
Preferred stock, par value $0.001, 10,000,000 shares authorized,
54,348 shares issued & outstanding	54	54
Common stock, par value $.001, 100,000,000 shares authorized and
10,000,000 shares issued & outstanding	10,000	10,000
Additional paid-in capital	59,946	59,946
Deficit accumulated during the development stage	(83,518)	(11,377)

Total Stockholders' Equity	(13,518)	58,623

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 255,725	$ 61,972

The accompanying notes are an integral part of the financial statements.

SEMBLE, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

(Unaudited)

	Three Months Ended March 31, 2012	From Inception September 12, 2011 to March 31, 2012

INCOME	$ -	$ -

OPERATING EXPENSES
Advertising and promotion	1,507	1,507
Administrative expense	4,295	4,356
Payroll expense	45,489	45,489
Professional fees	20,064	30,507
Depreciation/amortization expense	786	1,659
Total Operating Expenses	72,141	83,518

NET LOSS BEFORE OTHER INCOME (EXPENSE)	(72,141)	(83,518)

OTHER INCOME (EXPENSE)
Interest	-	-
Total Other Income (Expense)	-	-

NET LOSS	$ (72,141)	$ (83,518)

NET LOSS APPLICABLE TO COMMON SHARES	$ (72,141)	$ (83,518)

NET LOSS PER BASIC AND DILUTED SHARES	$ (0.01)	$ (0.01)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	10,000,000	10,000,000

The accompanying notes are an integral part of the financial statements.

SEMBLE, INC.

(A DEVELOPMENT STAGE COMPANY)

 STATEMENT OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31, 2012	From Inception September 13, 2011 to March 31, 2012

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (72,141)	$ (83,518)

Changes in assets and liabilities:
Amortization	508	1,381
Depreciation	278	278
Payroll liabilities	9,539	9,539
Prepaid expenses	(2,203)	(5,109)
Accounts payable and accrued expenses	6,348	9,698
Total adjustments	14,471	15,787

Net cash used in operating activities	(57,670)	(67,731)

CASH FLOWS FROM INVESTING ACTIVITIES

Intangible Assets	(18,938)	(40,868)
Plant, Property & Equipment	(9,898)	(11,584)

Net cash used in investing activities	(28,836)	(52,452)

CASH FLOWS FROM FINANCING ACTIVITIES
Stocks to be issued	250,006	250,006
Sale of preferred stock	-	50,000
Sale of common stock	-	20,000

Net cash provided by financing activities	250,006	320,006

Net change in cash	163,500	199,823

CASH AND CASH EQUIVALENTS -
BEGINNING OF PERIOD	36,322	-

CASH AND CASH EQUIVALENTS - END OF PERIOD	$ 199,823	$ 199,823

The accompanying notes are an integral part of the financial statements.

SEMBLE, INC.

(DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2012

ORGANIZATION AND DESCRIPTION OF BUSINESS

Semble, Inc., (hereinafter “the Company”), was incorporated in the State of Nevada, U.S.A., on September 13, 2011. The Company’s fiscal year end is December 31.  On January 3, 2012, the Company registered with the State of Washington, as a foreign corporation.

Semble is an online lending platform whereby socially-minded investors make investments which are directed towards the loan needs of non-profit organizations of their choice upon completion of the qualification process.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with the generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates that have been made using careful judgment. The financial statements have, in management’s opinion been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Accounting Method

The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and reported in US Dollars.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents. As of March 31, 2012 and December 31, 2011, there were $199,823 and $36,322 of cash equivalents, respectively.

Earnings Per Share

The Company computes net income (loss) per common share in accordance with FASB ASC 260, “Earnings Per Share”. Net income (loss) per share is based upon the weighted average number of outstanding common shares and the dilutive effect of common share equivalents, such as options and warrants to purchase common stock, convertible preferred stock and convertible notes, if applicable, that are outstanding each year. Basic and diluted earnings per share were the same at the reporting dates of the accompanying financial statements, as including common stock equivalents in the calculation of diluted earnings per share would have been anti-dilutive.

Fair Value Measurements

Topic 820 in the Accounting Standards Codification (ASC 820) defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. ASC 820 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value but does not expand the use of fair value in any new circumstances. In this standard, the FASB clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability. In support of this principle, ASC 820 establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. The fair value hierarchy is as follows:

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Level 1 inputs — Unadjusted quoted process in active markets for identical assets or liabilities that the entity has the ability to access at the measurement date.

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Level 2 inputs — Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar assets and liabilities in active markets, and inputs other than quoted prices that are observable for the asset or liability, such as interest rates and yield curves that are observable at commonly quoted intervals.

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Level 3 inputs — Unobservable inputs for determining the fair values of assets or liabilities that reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

The Company currently does not have any assets that are measured at fair value on a recurring or non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at March 31, 2012 or December 31, 2011 nor gains or losses reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the three months ended March 31, 2012.

Taxes

The Company did not have revenue to report in 2011.  As of March 31, 2012, the Company did not owe or pay any taxes.

The Company will recognize the tax effects of transactions in the year in which such transactions enter into the determination of net income regardless of when reported for tax purposes. Deferred taxes are provided in the financial statements under FASC 740-10-65-1 to give effect to the temporary differences which may arise from differences in the bases of fixed assets, depreciation methods and allowances based on the income taxes expected to be payable in future years. Minimal development stage deferred tax assets arising as a result of net operating loss carry-forwards have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods. Operating loss carry-forwards generated during the period from September 13, 2011 (inception) through March 31, 2012, of approximately $72,000 will begin to expire in 2031. Accordingly, deferred tax assets of approximately $25,000 (calculated at an expected federal rate of 35%) were offset by the valuation allowance.

The Company has no tax positions at March 31, 2012, for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility.

The Company recognizes interest accrued relative to unrecognized tax benefits in interest expense and penalties in operating expense. During the period from September 13, 2011 (inception) to March 31, 2012, the Company recognized no income tax related interest and penalties. The Company had no accruals for income tax related interest and penalties at March 31, 2012.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

In June 2011, the Financial Accounting Standard Board (FASB) issued authoritative guidance requiring entities to present net income and other comprehensive income (OCI) in one continuous statement or two separate, but consecutive, statements of net income and comprehensive income. The option to present items of OCI in the statement of changes in equity has been eliminated. The new requirements are effective for annual reporting periods beginning after December 15, 2011 and for interim reporting periods within those years. We do not expect the adoption to have a material impact on our financial statements.

In May 2011, the FASB issued further additional authoritative guidance related to fair value measurements and disclosures. The new guidance results in a consistent definition of fair value and common requirements for measurement of and disclosure about fair value between accounting principles generally accepted in the United States (U.S. GAAP) and International Financial Reporting Standards (IFRS). The guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2011. We are currently assessing the impact of the guidance.

In April 2011, the FASB issued ASU No. 2011-17, “Revenue Recognition – Milestone Method (Topic 605).” This ASU provides guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research and development transactions. This update was effective in the second quarter of 2011. Adoption of this update is not anticipated to have a material impact on the Company’s results of operation or financial position.

In January 2011, the FASB issued ASU No. 2011-06, “Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements.” This ASU requires additional disclosures about significant unobservable inputs and transfers within Level 1 and 2 measurements. Adoption of this update did not have any impact on the Company’s results of operation or financial position.

Revenue Recognition

Revenue for the Company is recognized from two primary sources: transaction fees for facilitating loans between donors and nonprofit organizations and servicing fees for handling administration on the outstanding loans.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. The Company reviews its estimates on an ongoing basis. The estimates were based on historical experience and on various other assumptions that the Company believes to be reasonable under the circumstances. Actual results could differ from these estimates. The Company believes the judgments and estimates required in its accounting policies to be critical in the preparation of the Company’s financial statements.

NOTE 2 - MANAGEMENT STATEMENT REGARDING GOING CONCERN

The Company is currently in a start-up phase prior to generating revenues from operations sufficient to meet its operating expenses. As shown in the accompanying financial statements, the Company had an accumulated deficit of $72,141 as of March 31, 2012. The failure to obtain the necessary working capital would have a material adverse effect on the business and, depending upon the shortfall, the Company may have to curtail or cease its operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the company cannot continue in existence.

NOTE 3– SHAREHOLDER EQUITY

Voting powers, if any, provided that if any of the Preferred Stock or series thereof shall have voting rights, such

Preferred Stock or series shall vote only on a share for share basis with the Common Stock on any matter, including but not limited to the election of director, for which such Preferred Stock or series has such rights.

In the event of the liquidation of the Corporation, holders of Preferred Stock shall be entitled to receive, before any payment or distribution on the Common Stock or any other class of stock junior to the Preferred Stock upon liquidation, a distribution per share in the amount of the liquidation preference, if any, fixed or determined in accordance with the terms of such Preferred Stock plus, if so provided in such terms, an amount per share equal to accumulated and unpaid dividends in respect of such Preferred Stock (whether or not earned or declared) to the date of such distribution.  Neither the sale, lease or exchange of all or substantially all of the property and assets of the Corporation, not any consolidation or merger of the Corporation, shall be deemed to be a liquidation for the purposes of this article.

To the fullest extent allowed by NRS 78.2055, the Board of Directors, without requiring approval of the shareholders, may increase or decrease the number of issued and outstanding shares of common or preferred stock, so long and the increase or decrease is applied proportionally to any class of stock so increased or decreased.

NOTE 4 - PLANT PROPERTY & EQUIPMENT

The Company's Plant Property & Equipment as of March 31, 2012 and December 31, 2011 consists of office equipment valued at $11,584.  The Company expects to depreciate the $11,584 over the remaining life of five years.  Depreciation expenses for the three months ending March 31, 2012 was $684.

NOTE 5 - INTANGIBLE ASSETS

The Company's intangible assets consists of a trademark and the website at www.semble.com.  The website as of March 31, 2012 consists of graphics, code, and content valued at $30,118. The intangible, as of the end of March 31, 2012, was in the process of being completed.  Amortization on the intangible asset was not taken because it is a work in progress.  The trademark as March 31, 2012 was valued at $10,575.  Amortization on the intangible asset will be taken over the remaining life of fifteen years at $575 per year and 5 years for $10,000 per year.

NOTE 6 – EMPLOYMENT MATTERS

On September 13, 2011, Todd Tarbert entered into three year employment agreement for the positions of Chief Executive Officer. The base salary is $15,000 per month. Salary is being deferred until September 1, 2012.

On September 13, 2011, Chris Walcott entered into three year employment agreement for the positions of Chief Operating Officer. The base salary is $12,500 per month. Salary is being deferred until September 1, 2012.

On January 1, 2012, Nate McLaughlin entered into an employment agreement for the position of Director of Technology. He was paid a signing bonus of $3,500 with a base salary of $8,500 per month. During the first quarter of 2012, $3,500 of the base could accrue until a specific event of capitalization outlined in the contract. During the initial development period of the website, a performance bonus will be rewarded contingent upon a timely launch of the website that has stayed within budget. Nate was awarded options for 150,000 common shares of stock at an exercise price of $0.001 per share with 33% vesting on the anniversary date of the contract and the balance vesting over the next 24 months (at a rate of 2.8% per month).

On February 2, 2012, Jay Lee entered into an employment agreement for the position of Senior Software Engineer/Architect. His base salary is $10,000 per month. During the initial development period of the website, a performance bonus will be rewarded contingent upon a timely launch of the website that has stayed within budget. Nate was awarded options for 100,000 common shares of stock at an exercise price of $0.001 per share with 33% vesting on the anniversary date of the contract and the balance vesting over the next 24 months (at a rate of 2.8% per month).

NOTE 7 – SUBSEQUENT EVENTS

Subsequent events have been evaluated through June 18, 2012, the date that the financial statements were available to be issued and have no effect on the events of March 31, 2012 or 2011.

NOTE 8 – CAPITAL STOCK

Preferred Stock

The Company is authorized to issue 10,000,000 shares of preferred stock, $0.001 par value; 54,348  were issued and outstanding at March 31, 2012.

Common Stock

The Company has authorized 100,000,000 shares of its common stock, $0.001 par value; 10,000,000 are outstanding as of March 31, 2012.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table indicates the expenses to be incurred in connection with the Offering described in this Registration Statement, all of which will be paid by Semble, Inc.  All amounts are estimated except the Securities and Exchange Commission registration fee.

Legal Fees and expenses, including registration fee	$60,000
Accountant’s fees and expenses	20,000
Blue Sky fees and expenses	4,000
Miscellaneous	10,000
Total Fees and expenses	$94,000

Item 14. Indemnification of Directors and Officers

Pursuant to the Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of their position, if they acted in good faith and in a manner they reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify them against all expenses incurred, including attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

In regards to indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Item 15.  Recent Sales of Unregistered Securities

Set forth below is information regarding shares of common and preferred stock issued, warrants exercisable for common and preferred stock issued, convertible notes issued and options granted by us since our inception.  Also included is the consideration, if any, received by us for such securities and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed.  No underwriters were involved in the sale of any of the securities set forth below.

Between April and June, 2012, the Company sold a total of 450,925 shares of its Series A Voting Preferred Stock, to 8 investors, raising a total of $490,137.  The Company relied upon exemptions from registration available under Section 4(2) of the Securities Act of 1933 (the “Act”) and Rule 506 of Regulation D, promulgated under the Act, in making conducting this offering.

On January 1, 2012 and February 2, 2012, the Company granted options to purchase shares of our common stock to two employees, respectively, of the Company.  The employees have the option to purchase up to an aggregate of 250,000 shares of common stock under the terms of the options.  Thirty-three percent (33%) of the options shall be vested on the first anniversary of the options grant, and the balance of the options shall vest ratably over the next twenty-four (24) months (at the rate of 2.8% per month).

Item 16.  Exhibits

The following exhibits are included with this registration statement filing:

Exhibit Number	Description
3.1	Articles of Incorporation

3.2	Bylaws of the Registrant

4.1	Form of Borrower Dependent Note

4.2	Indenture

5.1	Legal Opinion of Parsons/Burnett/Bjordahl/Hume, LLP

10.1	Form of Borrower Registration Agreement

10.2	Form of Lender Registration Agreement

10.3	Employment Agreement – Chris Walcott

10.4	Employment Agreement – Todd Tarbert

23.1	Consent of Martinelli Mick, PLLC

23.2	Consent of Parsons/Burnett/Bjordahl/Hume, LLP (included in Exhibits 5.1)

25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under the Indenture*

*

To be filed upon execution of Indenture

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.

To include any Prospectus required by section 10(a)(3)of the Securities Act of 1933;

ii.

To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum Offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate Offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

4.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the Registrant is subject to Rule 430C, each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an Offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:  The undersigned Registrant undertakes that in a primary Offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary Prospectus or Prospectus of the undersigned Registrant relating to the Offering required to be filed pursuant to Rule 424;

ii.

Any free writing Prospectus relating to the Offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

iii.

The portion of any other free writing Prospectus relating to the Offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

iv.

Any other communication that is an offer in the Offering made by the undersigned Registrant to the purchaser.

6.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on the 3rd day of July, 2012.

SEMBLE, INC.

By	/s/ Todd Tarbert
Todd Tarbert
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Todd Tarbert		July 3, 2012
Todd Tarbert	Chief Executive Officer (Principal Executive Officer), Director

/s/ Chris Walcott		July 3, 2012
Chris Walcott	Secretary, Treasurer (Principal Financial Officer), Director